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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)

5.50% Senior Notes due 2023	$200,000,000	100%	$200,000,000	$25,760

(1)
This filing fee is calculated in accordance with Rule 457(r) and relates to the Registration Statement on Form S-3 (File No. 333-181351) filed by the Registrant on May 11, 2012.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-181351

PROSPECTUS SUPPLEMENT
(To prospectus dated May 11, 2012)

$200,000,000

Sally Holdings LLC
Sally Capital Inc.

5.50% Senior Notes due 2023

                  We are an international specialty retailer and distributor of professional beauty supplies. Our two business units, Sally Beauty Supply and Beauty Systems Group, which we refer to as BSG, sell and distribute beauty products through 4,487 company-owned stores, 182 franchised stores and approximately 982 professional distributor sales consultants.

The Offering:

    •
    Use of Proceeds: We intend to use the net proceeds of this offering to repay in full the outstanding borrowings under our senior secured revolving credit facility, which as of October 21, 2013 were approximately $91.5 million, and for general corporate purposes.

The Senior Notes:

    •
    Issuers: Sally Holdings LLC and Sally Capital Inc., indirect wholly-owned subsidiaries of Sally Beauty Holdings, Inc.

    •
    Maturity: The notes will mature on November 1, 2023.

    •
    Interest Payments: The notes will pay interest semi-annually in cash in arrears on May 1 and November 1 of each year, beginning on May 1, 2014.

    •
    Guarantees: The notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Sally Beauty Holdings, Inc. and Sally Investment Holdings LLC, the parent companies of Sally Holdings LLC and Sally Capital Inc., as well as by all of our existing and future domestic restricted subsidiaries, with certain exceptions, who have guaranteed our existing senior secured revolving credit facility, our existing 6.875% senior notes due 2019 and our existing 5.75% senior notes due 2022. Each of the guarantees may be released upon the occurrence of certain customary circumstances described in "Description of Notes—Parent Guarantees" and "Description of Notes—Subsidiary Guarantees."

    •
    Ranking: The notes and the guarantees will be the issuers' and the guarantors' general unsecured senior obligations, will rank equally in right of payment to all of the issuers' and guarantors' existing and future unsecured indebtedness and will be effectively subordinated to all of the issuers' and the guarantors' existing and future secured debt to the extent of the assets securing that secured debt. In addition, the notes will be structurally subordinated to all of the liabilities of the issuers' subsidiaries that are not guaranteeing the notes, to the extent of the assets of those subsidiaries.

    •
    Optional Redemption: The notes will be redeemable, in whole or in part, at any time on or after November 1, 2018 at the redemption prices specified under "Description of Notes—Optional Redemption," plus accrued and unpaid interest to, but not including, the redemption date. Prior to such time, the notes may be redeemed at 100% of the principal amount thereof, plus the "applicable premium" and accrued and unpaid interest to, but not including, the redemption date as described herein. In addition, we may redeem up to 35% of the notes before November 1, 2016, with the net cash proceeds from certain equity offerings.

    •
    Form: The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

    •
    No Trading Market: The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

                  Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page S-13 of this prospectus supplement and in the documents incorporated herein by reference.

	Per Note	Total
Public offering price	100.0%	$200,000,000
Underwriting discount	1.5%	$3,000,000
Proceeds, before expenses, to us	98.5%	$197,000,000

                  The public offering price set forth above does not include accrued interest, if any. Interest on the notes will begin to accrue on October 29, 2013 and must be paid by the purchaser if the notes are delivered after October 29, 2013.

                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The underwriters expect to deliver the notes to investors on or about October 29, 2013 only in book-entry form through the facilities of The Depositary Trust Company.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities

Credit Suisse Deutsche Bank Securities Goldman, Sachs & Co. RBC Capital Markets

The date of this prospectus supplement is October 24, 2013.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

              This document has two parts, a prospectus supplement and an accompanying prospectus dated May 11, 2012. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "Commission," utilizing a "shelf" registration process. The first part is the prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. Any statement that we make in the accompanying prospectus will be modified or superseded by any inconsistent statement made by us in this prospectus supplement.

              The rules of the Commission allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission until this offering is completed, to the extent incorporated by reference, will automatically update and supersede this information. See "Incorporation by Reference." You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading "Incorporation by Reference" in this prospectus supplement before purchasing any securities.

              You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any "free writing prospectus" that we authorize to be delivered to you. We have not and the underwriters have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any "free writing prospectus." You should not assume that the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, cash flows, results of operations and prospects may have changed since that date. The information contained, or incorporated by reference, in this prospectus supplement or the accompanying prospectus is not legal, business or tax advice.

              This prospectus supplement does not constitute an offer to sell, nor a solicitation of an offer to buy, any note offered hereby by any person in any jurisdiction in which it is unlawful for such person to make an offer or solicitation. Neither the delivery of this prospectus supplement nor any sale made under this prospectus supplement shall under any circumstances imply that there has been no change in our affairs or the affairs of our subsidiaries or that the information set forth herein is correct as of any date subsequent to the date hereof.

 SPECIAL NOTE REGARDING NON-GAAP FINANCIAL MEASURES

              We occasionally utilize financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States, which we refer to as GAAP, in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these non-GAAP measures provide investors with a more informed baseline for modeling the Company's future financial performance. Our management uses these non-GAAP measures for the same purpose. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

              We define the measure Adjusted EBITDA as GAAP Net Earnings before depreciation and amortization, share-based compensation, interest expense and income taxes. We have also adjusted Adjusted EBITDA for the fiscal year ended September 30, 2011 to exclude a credit from a litigation settlement and certain non-recurring items and for the fiscal year ended September 30, 2012 to exclude an expense from a litigation settlement. Our management uses Adjusted EBITDA as a supplemental measure in the evaluation of our businesses and believes that Adjusted EBITDA provides a meaningful measure of our ability to meet our future debt service, capital expenditures and working capital requirements. Adjusted EBITDA is not a financial measure under GAAP. Accordingly, it should not be considered in isolation or as a substitute for net earnings, operating earnings, cash flow provided by (used in) operating activities or other income or cash flow data prepared in accordance with GAAP. We provide a reconciliation of Adjusted EBITDA to GAAP Net Earnings in "Summary Consolidated Financial Data" below. Because Adjusted EBITDA excludes some, but not all, items that affect net earnings and may vary among companies, the Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. Although we believe that Adjusted EBITDA may provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements, functional or legal requirements may require us to utilize available funds for other purposes.

              In this prospectus supplement, the terms the "Company," "Sally Beauty," "our company," "we," "our," "ours" and "us" refer to Sally Beauty Holdings, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. References to "Sally Holdings" refer to Sally Holdings LLC, references to "Sally Capital" refer to Sally Capital Inc. and references to the "issuers" refer to both Sally Holdings and Sally Capital and, in each case, not to any of their subsidiaries.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

              Statements in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein which are not purely historical facts or which depend upon future events may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "can," "could," "may," "should," "will," "would" or similar expressions may also identify such forward-looking statements.

              Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, risks and uncertainties related to:

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  the highly competitive nature of, and the increasing consolidation of, the beauty products distribution industry;

  •
  anticipating changes in consumer preferences and buying trends and managing our product lines and inventory;

  •
  potential fluctuation in our same store sales and quarterly financial performance;

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  our dependence upon manufacturers who may be unwilling or unable to continue to supply products to us;

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  the possibility of material interruptions in the supply of products by our manufacturers or third-party distributors;

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  products sold by us being found to be defective in labeling or content;

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  compliance with laws and regulations or becoming subject to additional or more stringent laws and regulations;

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  the success of our e-commerce businesses;

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  product diversion to mass retailers or other unauthorized resellers;

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  the operational and financial performance of our Armstrong McCall, L.P., which we refer to as Armstrong McCall, franchise-based business;

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  successfully identifying acquisition candidates and successfully completing desirable acquisitions;

  •
  integrating acquired businesses;

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  opening and operating new stores profitably;

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  the impact of the health of the economy upon our business;

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  the success of our cost control plans;

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  protecting our intellectual property rights, particularly our trademarks;

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  the risk that our products may infringe on the intellectual property rights of others;

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  conducting business outside the United States;

  •
  disruption in our information technology systems;

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  severe weather, natural disasters or acts of violence or terrorism;

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  the preparedness of our accounting and other management systems to meet financial reporting and other requirements and the upgrade of our existing financial reporting system;

  •
  being a holding company, with no operations of our own, and depending on our subsidiaries for cash;

  •
  our substantial indebtedness;

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  the possibility that we may incur substantial additional debt, including secured debt, in the future;

  •
  restrictions and limitations in the agreements and instruments governing our debt;

  •
  generating the significant amount of cash needed to service all of our debt and refinancing all or a portion of our indebtedness or obtaining additional financing;

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  changes in interest rates increasing the cost of servicing our debt;

  •
  the potential impact on us if the financial institutions we deal with become impaired; and

  •
  the costs and effects of litigation.

              Additional factors that could cause actual events or results to differ materially from the events or results described in the forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, which is incorporated by reference into this prospectus supplement, and under the section entitled "Risk Factors" in this prospectus supplement. The events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. As a result, our actual results may differ materially from the results contemplated by these forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

              The following summary does not contain all the information that may be important to purchasers of our securities. You should carefully read the entire prospectus supplement, including the "Risk Factors" section, the accompanying prospectus and the other information incorporated by reference in this prospectus supplement before making any investment decision.

Our Company

              Sally Beauty Holdings, Inc. is an international specialty retailer and distributor of professional beauty supplies with operations primarily in North America, South America and Europe. Our two business units, Sally Beauty Supply and Beauty Systems Group, which we refer to as BSG, sell and distribute beauty products through 4,487 company-owned stores, 182 franchised stores and approximately 982 professional distributor sales consultants. Sally Beauty Supply stores target retail consumers and salon professionals, while BSG exclusively targets salons and salon professionals. We have store locations in the United States (including Puerto Rico), Canada, the United Kingdom, Ireland, Belgium, France, Germany, the Netherlands, Spain, Chile and Mexico. We believe we are the largest distributor of professional beauty supplies in the U.S. based on store count. Within BSG, we also have one of the largest networks of professional distributor sales consultants in North America, with approximately 982 professional distributor sales consultants who sell directly to salons and salon professionals. We provide our customers with a wide variety of leading third-party branded and exclusive-label professional beauty supplies, including hair color products, hair care products, styling appliances, skin and nail care products and other beauty items. Our consolidated net sales and operating earnings were $3,523.6 million and $499.4 million, respectively, for the fiscal year ended September 30, 2012 and $2,715.8 million and $392.3 million, respectively, for the nine months ended June 30, 2013.

                 We believe Sally Beauty Supply is the largest open-line distributor of professional beauty supplies in the U.S. based on store count. Sally Beauty Supply operates 3,403 company-operated retail stores, 2,710 of which are located in the U.S. (with the remaining 693 company-operated stores located in Canada, Mexico, Chile, the United Kingdom, Ireland, Belgium, France, Germany, the Netherlands and Spain). Sally Beauty Supply also supplies 21 franchised stores located outside the U.S. In the U.S. and Canada, our Sally Beauty Supply stores average 1,700 square feet and are primarily located in strip shopping centers. Our Sally Beauty Supply stores carry an extensive selection of professional beauty supplies for both retail customers and salon professionals, with between 6,000 and 10,000 SKUs of beauty products across product categories including hair color, hair care, skin and nail care, beauty sundries and electrical appliances. Sally Beauty Supply stores carry leading third-party brands such as Clairol®, Revlon® and Conair®, as well as an extensive selection of exclusive-label merchandise. We believe that Sally Beauty Supply has differentiated itself from its competitors through its customer value proposition, attractive pricing, extensive selection of leading third-party branded and exclusive-label products, an extensive selection of ethnic products, knowledgeable sales associates and convenient store locations. Sally Beauty Supply's net sales and segment operating profit were $2,198.5 million and $429.5 million, respectively, for the fiscal year ended September 30, 2012 and $1,673.9 million and $329.7 million, respectively, for the nine months ended June 30, 2013.

                 We believe BSG is the largest full-service distributor of professional beauty supplies in North America, exclusively targeting salons and salon professionals. BSG has 1,084 company-operated stores, supplies 161 franchised stores and has a sales force of approximately 982 professional distributor sales consultants in all states in the U.S., in portions of Canada, and in Puerto Rico, Mexico and certain European countries. BSG carries leading professional beauty product brands intended for use in salons and for resale by salons to consumers. Through its large store base and sales force, including its franchise-based business Armstrong McCall, BSG is able to access a significant portion of the highly fragmented U.S. professional beauty sales channel. Company-operated BSG stores, which primarily operate under the CosmoProf banner, average approximately 2,700 square feet and are primarily located in secondary strip shopping centers. BSG and Armstrong McCall stores provide a comprehensive selection of between 5,000 and 10,000 beauty product SKUs that include hair color and care, skin and nail care, beauty sundries and electrical appliances. Certain BSG products are sold under exclusive distribution agreements with suppliers, whereby BSG is designated as the sole distributor for a product line within certain geographic territories. BSG's net sales and segment operating profit were $1,325.2 million and $182.7 million, respectively, for the fiscal year ended September 30, 2012 and $1,041.8 million and $151.3 million, respectively, for the nine months ended June 30, 2013.

Competitive Strengths

              We believe the following competitive strengths differentiate us from our competitors and contribute to our success:

The Largest Professional Beauty Supply Distributor in the U.S. with Multi-Channel Platform

              We believe that Sally Beauty Supply and BSG together comprise the largest distributor of professional beauty products in the U.S. by store count. Our leading channel positions and multi-channel platform afford us several advantages, including strong positioning with suppliers, the ability to better service the highly fragmented beauty supply marketplace, economies of scale and the ability to capitalize on the ongoing consolidation in our sector. Through our multi-channel platform, we are able to generate and grow revenues across broad, diversified geographies and customer segments using varying product assortments. In the U.S. and Puerto Rico, we offer up to 11,000 and 15,000 SKUs through Sally Beauty Supply and BSG, respectively, (in each case, in our stores or online) to a broad potential customer base that includes retail consumers, hair salons and barbershops in the U.S.

Differentiated Customer Value Proposition

              We believe that our stores have a competitive advantage over those of our competitors due to our stores' convenient locations, broad selection of professional beauty products (including leading third-party branded and exclusive-label merchandise), high levels of in-stock merchandise, knowledgeable salespeople and competitive pricing. Our merchandise mix includes a comprehensive selection of ethnic products, which is tailored by store based on marketplace demographics and category performance. We believe that the wide selection of these products at our stores further differentiates Sally Beauty Supply from its competitors. Sally Beauty Supply also offers a customer loyalty program called the Beauty Club, whereby members receive special member discounts on products and are eligible for Beauty Club e-mail newsletters and exclusive direct mail flyers with additional promotional offerings, beauty tips and new product information for a nominal annual fee. Our BSG professional distributor sales consultants benefit from their customers having access to the BSG store systems as customers have the ability to pick up the products they need between sales visits from professional distributor sales consultants. We believe that our differentiated customer value proposition and strong brands drive customer loyalty and high repeat traffic, contributing to our consistent historical financial performance.

Attractive Store Economics

              We believe that our stores generate attractive returns on invested capital. In the U.S. and Canada, the capital requirements to open a Sally Beauty Supply or BSG store, excluding inventory, average approximately $70,000 and $80,000, respectively. Sally Beauty Supply stores average approximately 1,700 square feet and BSG stores average approximately 2,700 square feet in size in the U.S. and Canada. Domestically, our stores are typically located within strip shopping centers. Strong average sales per square foot combined with minimal staffing requirements, low rent expense and limited initial capital outlay typically result in positive contribution margins within a few months of opening and cash payback on investment within approximately two years. Due to such attractive investment returns and relatively high operating profit contributions per store, during the past five fiscal years Sally Beauty Supply and BSG have opened an aggregate of 536 and 173 net new stores, respectively, excluding the effect of acquisitions. Outside the U.S. and Canada, our store format, sizes and capital requirements vary by marketplace, but we believe these stores also generate compelling unit economics.

Experienced Management Team with a Proven Track Record

              Our senior management team led by our Chairman, President and Chief Executive Officer, Gary Winterhalter, possesses a unique combination of management skills and experience in the beauty supply market. Our team also has a strong track record of successfully identifying and integrating acquisitions, which continues to be an important part of our overall strategy.

Our Growth Strategy

              Key elements of our growth strategy are to:

Increase Sales Productivity of Our Stores

              We intend to grow same store sales by focusing on improving our merchandise mix, introducing new products, growing our exclusive-label product sales and enhancing our customer loyalty program. We plan to grow our exclusive-label product sales in Sally Beauty Supply, which we believe our customers view as high-quality, recognizable brands. Our exclusive-label products are competitive with leading third-party branded merchandise, draw traffic to our stores and increase customer loyalty. We also plan to continue to enhance our customer loyalty programs, which allow us to collect point-of-sale customer data and increase our understanding of our customers' needs. In addition, we plan to tailor our marketing, advertising and promotions to attract new customers and increase sales with existing customers.

Expand Our Store Base

              During the past five fiscal years, Sally Beauty Supply and BSG have opened an aggregate of 536 and 173 net new stores, respectively, excluding the effect of acquisitions. Because of the limited initial capital outlay, rapid payback and attractive return on capital, we intend to continue to expand our store base. During the twelve months ended September 30, 2013, we opened 113 and 43 Sally Beauty Supply stores and BSG stores, respectively, excluding the effect of acquisitions. We believe there are growth opportunities for additional stores in North America, Europe and Central and South America. We expect new store openings in existing and new areas to be an important aspect of our future growth opportunities and intend to target our annual organic store growth at between 4% and 5% of our total stores for the foreseeable future.

Grow Internationally

              International sales represented 22% of Sally Beauty Supply sales in fiscal year 2012 and we believe there is a significant opportunity for future growth in certain international geographic areas. Sally Beauty Supply operates 693 international company owned stores and 21 international franchise stores across ten countries: Canada, the United Kingdom, Ireland, Belgium, France, Germany, Spain, the Netherlands, Chile and Mexico. We believe our platform provides us with the foundation to continue to expand internationally. In particular, we are currently focused on growing our business in Europe, and Central and South America.

Increase Operating Efficiency and Profitability

              We believe there are opportunities to increase the profitability of our operations by growing our exclusive-label brands, improving sourcing, shifting customer mix, continuing our cost-cutting initiatives, and by further expanding our e-commerce channel. We continue to develop and promote our higher margin exclusive-label products and increase exclusive product sales, which increases our gross margins and operating results. Over the past few years, we have undertaken a full review of our merchandise procurement strategy. This initiative is intended to identify lower-cost alternative sources of supply in certain product categories from countries with lower manufacturing costs. We continue to focus on changing our customer mix by increasing the percentage of retail customers within our Sally Beauty Supply stores. At BSG, we have completed numerous projects, including a re-branding initiative that repositioned the vast majority of our North American company-operated stores under a common name and store identity, CosmoProf, which we believe has improved brand consistency, saved on advertising and promotional costs and allowed for a more focused marketing strategy. We also offer between 9,000 and 11,000 SKUs of our Sally Beauty Supply products for sale through our website, www.sallybeauty.com and offer between 13,000 and 15,000 SKUs (primarily in the U.S.) of our BSG products for sale principally through our websites for beauty professionals (www.cosmoprofbeauty.com, www.cosmoprofequipment.com, and www.ebobdirect.com). We expect electronic commerce, or e-commerce, will increasingly result in enhanced operating earnings, as a percentage of net sales, for both business segments as a result of the incremental operating expenses (including rent and other occupancy expenses, payroll, and shipping and handling expenses) associated with traditional brick-and-mortar stores.

Pursue Strategic Acquisitions

              We have completed more than 35 acquisitions during the last 10 full fiscal years. We believe our experience in identifying attractive acquisition targets, our proven integration process and our highly scalable infrastructure have created a strong platform for potential future acquisitions. Recent acquisitions have included:

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  In May 2013, we acquired certain assets and business operations of Essential Salon Products, a professional-only distributor of beauty products operating in the northeastern region of the United States.

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  In November 2011, we acquired Kappersservice Floral B.V. and two related companies, which comprise a 19-store distributor of retail and professional beauty products based in the Netherlands.

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  In October 2011, we acquired certain assets and the business of a former exclusive distributor of John Paul Mitchell Systems beauty products with sales primarily in Ohio and West Virginia.

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  In October 2010, we acquired Aerial Company, Inc., then an 82-store professional-only distributor of beauty products operating in 11 states in the Midwestern United States.

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  In March 2010, we acquired certain assets and the business of a former exclusive distributor of John Paul Mitchell Systems beauty products with sales primarily in south Florida and certain islands in the Caribbean.

We intend to continue to identify and evaluate acquisition targets both domestically and internationally, with a focus on expanding our exclusive BSG territories and allowing Sally Beauty Supply to enter new geographic areas principally outside the U.S.

Recent Developments

              On July 26, 2013, we amended our senior secured credit facility, which we refer to as the ABL Facility, to, among other things, increase the maximum availability under the facility from $400.0 million to $500.0 million (subject to borrowing base limitations), reduce pricing under the facility, relax the restrictions on our ability to make certain restricted payments under the facility, extend the maturity of the facility from November 12, 2015 to July 26, 2018 and relax certain other covenant terms.

Our History

              Sally Beauty Supply began operations with a single store in New Orleans in 1964 and was acquired in 1969 by our former parent company, Alberto-Culver Company, which we refer to as Alberto-Culver. BSG became a subsidiary of Alberto-Culver in 1995. In November 2006, we separated from Alberto-Culver and became an independent company listed on the New York Stock Exchange. We refer to our separation from Alberto-Culver and its consumer products-focused business as the Separation Transactions. Sally Beauty Holdings, Inc. is a Delaware corporation formed in June 2006 and became the accounting successor company to Sally Holdings, Inc. upon the completion of the Separation Transactions.

 Additional Information

              Sally Holdings LLC is a Delaware limited liability company formed in 2006. Sally Capital Inc., a Delaware corporation incorporated in 2006, is a wholly-owned subsidiary of Sally Holdings LLC and will serve as co-issuer of the notes to facilitate the offering of the notes. Sally Capital Inc. does not have any assets or operations of any kind and will not receive any proceeds from the offering of the notes.

              Our principal executive offices are located at 3001 Colorado Boulevard, Denton, Texas 76210, and our telephone number is (940) 898-7500. Our website can be accessed at www.sallybeautyholdings.com. The contents of our website are not part of this prospectus supplement or the accompanying prospectus.

The Offering

              The summary below describes the principal terms of the notes. Certain of the terms and conditions below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.

Issuers	Sally Holdings LLC and Sally Capital Inc. Sally Capital has only nominal assets, does not currently conduct any operations and was formed solely to act as a co-issuer of the notes.
Guarantors
Sally Beauty Holdings, Inc. and Sally Investment Holdings LLC, the parent companies of Sally Holdings and Sally Capital, as well as all of our existing and future domestic restricted subsidiaries, with certain exceptions, who have guaranteed our ABL Facility, our existing 6.875% senior notes due 2019, which we refer to as our 2019 notes, and our existing 5.75% senior notes due 2022, which we refer to as our 2022 notes. Each of the guarantees may be released upon the occurrence of certain customary circumstances described in "Description of Notes—Parent Guarantees" and "Description of Notes—Subsidiary Guarantees."
Notes Offered	$200.0 million aggregate principal amount of 5.50% senior notes due 2023.
Issue Price	100%, plus accrued interest, if any, from and including October 29, 2013.
Maturity Date	November 1, 2023.
Interest
Interest on the notes will accrue at a rate of 5.50% per annum, payable semi-annually in arrears in cash on May 1 and November 1 of each year, commencing May 1, 2014. Interest will accrue from and including October 29, 2013.
Optional Redemption
We may redeem the notes, in whole or in part, at any time on or after November 1, 2018, at the redemption prices described under "Description of Notes—Optional Redemption," together with accrued and unpaid interest to the redemption date.

At any time prior to November 1, 2018, we may redeem the notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium described in "Description of Notes—Optional Redemption," together with accrued and unpaid interest to the redemption date.

In addition, prior to November 1, 2016, we may redeem up to 35% of the aggregate principal amount of outstanding notes with the proceeds of certain equity offerings at a redemption price equal to 105.500% of their principal amount, plus accrued and unpaid interest to the redemption date. We may make such redemption only if, after any such redemption, at least 65% of the aggregate principal amount of notes originally issued under the indenture (including any additional notes) remains outstanding. See "Description of Notes—Optional Redemption."
Change of Control
In the event of a change of control under the terms of the indenture, each holder of the notes will have the right to require us to purchase such holder's notes at a price of 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase. See "Description of Notes—Change of Control."
Ranking	The notes will be our general unsecured obligations and will rank:

•

equal in right of payment to all of our existing and future unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes, including the 2019 notes and the 2022 notes for so long as they remain outstanding;

• senior in right of payment to any of our future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the notes;
• effectively subordinated to all of our secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations; and
• structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries that do not guarantee the notes.
The note guarantee of each guarantor will be a general unsecured senior obligation of that guarantor and will rank:

•

equal in right of payment to all existing and future unsecured indebtedness and other obligations of that guarantor that are not, by their terms, expressly subordinated in right of payment to the note guarantee, including the guarantees of the 2019 notes and the 2022 notes for so long as they remain outstanding;

• senior in right of payment to any future indebtedness and other obligations of that guarantor that are, by their terms, expressly subordinated in right of payment to the note guarantee; and

• effectively subordinated to all secured indebtedness and other secured obligations of that guarantor to the extent of the value of the assets securing such indebtedness and other obligations.

As of June 30, 2013, after giving effect to this offering and the use of proceeds therefrom, we would have had consolidated total indebtedness of approximately $1,815.3 million, including capital leases, of which approximately $6.7 million was secured and effectively senior to the notes, approximately $1,608.6 million ranked equally in right of payment with the notes and none was subordinated in right of payment to the notes. In addition, as of June 30, 2013, our non-guarantor subsidiaries had liabilities (including trade payables) of approximately $163.0 million, all of which was structurally senior to the notes.

As of June 30, 2013, after giving effect to this offering and the use of proceeds therefrom, we would have had additional availability under our ABL Facility of up to $377.7 million, or $464.2 million after also giving effect to the July 2013 amendment to our ABL Facility as if such amendment occurred on June 30, 2013, all of which would be secured and would be effectively senior to the notes.
Certain Covenants	The indenture governing the notes will contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
• incur more debt;
• pay dividends, redeem stock or make other distributions;
• make certain investments;
• create liens;
• transfer or sell assets;
• merge or consolidate; and
• enter into transactions with our affiliates.
These covenants are subject to important exceptions and qualifications, which are described under "Description of Notes—Certain Covenants" and "Description of Notes—Merger and Consolidation."
Trading Market for the Notes
We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the notes. However, you should be aware that they are not obligated to make a market in the notes and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the notes may not be available if you try to sell your notes.

Use of Proceeds	We intend to use the net proceeds of this offering to repay in full the outstanding borrowings under our ABL Facility, which as of October 21, 2013 were approximately $91.5 million, and the remainder of the net proceeds for general corporate purposes. See "Use of Proceeds."
Conflicts of Interest
Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC are lenders under our ABL Facility and may receive 5% or more of the proceeds of this offering by reason of the repayment of amounts outstanding under the ABL Facility. Accordingly, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC are deemed to have a "conflict of interest" within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, and this offering will be conducted in accordance with Rule 5121. See "Underwriting (Conflicts of Interest)."

              You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein, including the discussion under the caption "Risk Factors," before investing in the notes.

SUMMARY CONSOLIDATED FINANCIAL DATA

              The following summary consolidated financial data of Sally Beauty Holdings, Inc. for each of the fiscal years in the three-year period ended September 30, 2012 have been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The following summary consolidated financial data for each of the nine-month periods ended June 30, 2012 and 2013 have been derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement and are not necessarily indicative of the results for the remainder of the fiscal year or any future period. The following summary consolidated financial statements for the twelve-month period ended June 30, 2013 are derived from our audited consolidated financial statements for the year ended September 30, 2012 and the unaudited consolidated financial statements for the nine month period ended June 30, 2013. The following summary consolidated financial data should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and notes thereto incorporated by reference into this prospectus supplement.

	Fiscal Year Ended			Nine Months Ended		Twelve Months Ended
	Sep. 30, 2010	Sep. 30, 2011	Sep. 30, 2012	June 30, 2012	June 30, 2013	June 30, 2013
	(dollars in thousands, unless otherwise indicated)
Results of operations information:
Net sales	$2,916,090	$3,269,131	$3,523,644	$2,641,087	$2,715,781	$3,598,338
Cost of products sold and distribution expenses	1,511,716	1,674,526	1,780,385	1,338,065	1,369,876	1,812,196

Gross profit	1,404,374	1,594,605	1,743,259	1,303,022	1,345,905	1,786,142
Selling, general and administrative expenses	1,012,321	1,086,414	1,179,206	873,736	900,778	1,206,248
Depreciation and amortization	51,123	59,722	64,698	47,792	52,853	69,759

Operating earnings	340,930	448,469	499,355	381,494	392,274	510,135
Interest expense, net of interest income	112,982	112,530	138,412	113,240	80,510	105,682

Earnings before provision for income taxes	227,948	335,939	360,943	268,254	311,764	404,453
Provision for income taxes	84,120	122,214	127,879	100,820	115,426	142,485

Net earnings	$143,828	$213,725	$233,064	$167,434	$196,338	$261,968
Operating data:
Number of retail stores (end of period):
Sally Beauty Supply	3,032	3,158	3,309	3,258	3,379
Beauty Systems Group	1,027	1,151	1,190	1,176	1,223

Total	4,059	4,309	4,499	4,434	4,602
Professional distributor sales consultants (end of period)	1,051	1,116	1,044	1,110	995
Same store sales growth (decline)(1):
Sally Beauty Supply	4.1%	6.3%	6.5%	7.5%	(0.3)%
Beauty Systems Group	6.2%	5.5%	6.1%	6.3%	3.8%
Consolidated	4.6%	6.1%	6.4%	7.1%	0.9%
Other financial data:
Rent	$178,469	$192,575	$194,906	$144,985	$153,744	$203,665
Capital expenditures	$48,702	$59,955	$69,086	$44,160	$64,551	$89,477
Adjusted EBITDA(2)	$404,871	$502,500	$591,099	$443,087	$460,630	$608,642
Pro forma secured debt(3)						$6,648
Pro forma total debt(3)						$1,815,261
Pro forma interest expense, net of interest income(3)						$116,043
Ratio of pro forma secured debt to Adjusted EBITDA(3)						0.01x
Ratio of pro forma total debt to Adjusted EBITDA(3)						3.0x
Ratio of Adjusted EBITDA to pro forma interest expense, net of interest income(3)						5.2x

(1)
For the purpose of calculating our same store sales metrics, we compare the current period sales for stores open for 14 months or longer as of the last day of a month with the sales for these stores for the comparable period in the prior fiscal year. Our same store sales are calculated in constant dollars and include internet-based sales and the effect of store expansions, if applicable, but do not generally include the sales from stores relocated until 14 months after the relocation. The sales from stores acquired are excluded from our same store sales calculation until 14 months after the acquisition.

(2)
We define the measure Adjusted EBITDA as GAAP Net Earnings before depreciation and amortization, share-based compensation, interest expense and income taxes. We have also adjusted Adjusted EBITDA for the fiscal year ended September 30, 2011 to exclude a credit from a litigation settlement and certain non-recurring items and for the fiscal year ended September 30, 2012 to exclude an expense from a litigation settlement. We present Adjusted EBITDA because we believe it provides investors with important additional information to evaluate our performance. The following table presents a reconciliation of net earnings, the most directly comparable financial measure under GAAP, to Adjusted EBITDA for the periods presented:

	Fiscal Year Ended			Nine Months Ended		Twelve Months Ended
	Sep. 30, 2010	Sep. 30, 2011	Sep. 30, 2012	June 30, 2012	June 30, 2013	June 30, 2013
	(dollars in thousands)
Net earnings	$143,828	$213,725	$233,064	$167,434	$196,338	$261,968
Interest expense, net of interest income	112,982	112,530	138,412	113,240	80,510	105,682
Provision for income taxes	84,120	122,214	127,879	100,820	115,426	142,485
Depreciation and amortization	51,123	59,722	64,698	47,792	52,853	69,759
Litigation settlement	—	(27,000)	10,194	—	—	10,194
Non-recurring items	—	5,749	—	—	—	—
Share-based compensation	12,818	15,560	16,852	13,801	15,503	18,554

Adjusted EBITDA	$404,871	$502,500	$591,099	$443,087	$460,630	$608,642
(3)
For the twelve-month period ended June 30, 2013, gives effect to this offering and the use of proceeds therefrom as if they occurred on July 1, 2012.

RATIO OF EARNINGS TO FIXED CHARGES

              The following table sets forth our consolidated ratio of earnings to fixed charges for the five fiscal years ended September 30, 2012 and the nine months ended June 30, 2013.

						Nine Months Ended June 30, 2013
	Year Ended September 30,
	2008	2009	2010	2011	2012(1)
Ratio of Earnings to Fixed Charges (unaudited)	1.58x	1.88x	2.32x	2.90x	2.77x	3.37x

(1)
Fixed charges for the year ended September 30, 2012 are inclusive of a non-recurring expense relating to debt extinguishment charges of approximately $37.8 million.

              For the purpose of calculating the consolidated ratio of earnings to fixed charges, earnings represents pre-tax income plus amortization of capitalized interest and fixed charges, and less interest capitalized. Fixed charges consists of interest expense, whether expensed or capitalized, amortization of debt financing costs, and one-third of lease expense. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus supplement.

RISK FACTORS

              An investment in the notes involves risk. Before deciding to purchase any notes, you should carefully consider the risks described below as well as other factors and information included in or incorporated by reference into this prospectus supplement, including the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, which is incorporated by reference into this prospectus supplement. Any such risks could materially and adversely affect our business, financial condition or results of operations. However, the risks described below and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of our notes could decline and you may lose all or part of your investment in our company.

Risks Relating to Our Business

The beauty products distribution industry is highly competitive and is consolidating.

              The beauty products distribution industry is highly fragmented, and there are few significant barriers to entry into the marketplaces for most of the types of products and services we sell. Sally Beauty Supply competes with other domestic and international beauty product wholesale and retail outlets, including local and regional open line beauty supply stores, professional-only beauty supply stores, salons, mass merchandisers, on-line retailers, drug stores and supermarkets. BSG competes with other domestic and international beauty product wholesale and retail suppliers and with manufacturers selling professional beauty products directly to salons and individual salon professionals. We also face competition from authorized and unauthorized retailers as well as e-commerce retailers offering professional salon-only and other products. The availability of diverted professional salon products in unauthorized large format retail stores such as drug stores, grocery stores and others could have a negative impact on our business. The primary competitive factors in the beauty products distribution industry are the price at which we purchase branded and exclusive-label products from manufacturers, the quality, perceived value, consumer brand name recognition, packaging and mix of the products we sell, customer service, the efficiency of our distribution network, and the availability of desirable store locations. Competitive conditions may limit our ability to maintain prices or may require us to reduce prices in efforts to retain business or channel share. Some of our competitors have greater financial and other resources than we do and are less leveraged than our business, and may therefore be able to spend more aggressively on advertising and promotional activities and respond more effectively to changing business and economic conditions. We expect existing competitors, business partners and new entrants to the beauty products distribution industry to constantly revise or improve their business models in response to challenges from competing businesses, including ours. If these competitors introduce changes or developments that we cannot address in a timely or cost-effective manner, our business may be adversely affected.

              In addition, our industry is consolidating, which may give our competitors increased negotiating leverage with suppliers and greater marketing resources, resulting in a more effective ability to compete with us. For instance, we may lose customers if those competitors which have broad geographic reach attract additional salons (individual and chain) that are currently BSG customers, or if professional beauty supply manufacturers align themselves with our competitors. For example, BSG's largest supplier, L'Oreal, has been able to shift a material amount of revenue out of the BSG nationwide distribution network and into its own regional distribution networks that compete with us. L'Oreal has also acquired one manufacturer (that does not currently do business with BSG) and distributors which compete directly with BSG in the southeastern U.S., the midwestern U.S. and the west coast of the U.S. As a result, L'Oreal directly competes with BSG and there can be no assurance that there will not be further revenue losses over time at BSG, due to potential losses of additional L'Oreal related products as well as from the increased competition from L'Oreal-affiliated distribution networks. If

L'Oreal (or another direct competitor) were to acquire or otherwise merge with another manufacturer which conducts business with BSG, we could lose that revenue as well. Not only does consolidation in distribution pose risks from competing distributors, but it may also place more leverage in the hands of those manufacturers to negotiate smaller margins on products sold through our network.

              If we are unable to compete effectively in our marketplace or if competitors divert our customers away from our networks, it would adversely impact our business, financial condition and results of operations.

We may be unable to anticipate changes in consumer preferences and buying trends or manage our product lines and inventory commensurate with consumer demand.

              Our success depends in part on our ability to anticipate, gauge and react in a timely manner to changes in consumer spending patterns and preferences for specific beauty products. If we do not timely identify and properly respond to evolving trends and consumer demands in the marketplace for beauty products and changing consumer demands our sales may decline significantly and we may be required to mark down unsold inventory to prices which can be significantly lower than normal prices, which would adversely impact our margins and could adversely impact our business, financial condition and results of operations. In addition, we depend on our inventory management and information technology systems in order to replenish inventories and deliver products to store locations in response to customer demands. Any systems-related problems could result in difficulties satisfying the demands of customers which, in turn, could adversely affect our sales and profitability.

              We expect the aging baby boomer population to drive future growth in professional beauty supply sales through an increase in the use of hair color and hair loss products. Additionally, we expect continuously changing fashion-related trends that drive new hair styles to result in continued demand for hair styling products. Changes in consumer tastes and fashion trends can have an impact on our financial performance. If we are unable to anticipate and respond to trends in the marketplace for beauty products and changing consumer demands, our business could suffer.

Our comparable store sales and quarterly financial performance may fluctuate for a variety of reasons.

              Our comparable store sales, which we refer to as same store sales, and quarterly results of operations have fluctuated in the past and we expect them to continue to fluctuate in the future. A variety of factors affect our comparable store sales and quarterly financial performance, including:

  •
  changes in our merchandising strategy or mix;

  •
  the performance of our new stores;

  •
  our ability to increase sales and meet forecasted levels of profitability at our existing stores;

  •
  the effectiveness of our inventory management;

  •
  the timing and concentration of new store openings, including additional human resource requirements and related pre-opening and other start-up costs;

  •
  levels of pre-opening expenses associated with new stores;

  •
  the effect of our integration of acquired businesses and stores over time;

  •
  the varying cost and profitability of new stores opened in the U.S. and in foreign countries;

  •
  a portion of a typical new store's sales (or sales we make over the internet channel) coming from customers who previously shopped at other existing stores;

  •
  expenditures on our distribution system;

  •
  the timing and effectiveness of our marketing activities, particularly our ability to drive new retail traffic into our stores and our Sally Beauty Club and ProCard promotions;

  •
  seasonal fluctuations due to weather conditions;

  •
  our internet channels diverting sales from our stores;

  •
  actions by our existing or new competitors;

  •
  fluctuations over time in the cost to us of products we sell; and

  •
  worldwide economic conditions and, in particular, the retail sales environment in the U.S.

              Accordingly, our results for any one fiscal quarter are not necessarily indicative of the results to be expected for any other quarter, and comparable store sales for any particular future period may not continue to increase at the same rates as we have recently experienced and may even decrease, which could have a material adverse effect on our business, financial condition and results of operations.

We depend upon manufacturers who may be unable to provide products of adequate quality or who may be unwilling to continue to supply products to us.

              We do not manufacture any products we sell, and instead purchase our products from recognized brand manufacturers and private label fillers. We depend on a limited number of manufacturers for a significant percentage of the products we sell. During the fiscal year 2012, our five largest suppliers were Procter & Gamble Co., or P&G, the Professional Products Division of L'Oreal USA—S.D., Inc., or L'Oreal, Conair Corporation, John Paul Mitchell Systems and Shiseido Cosmetics (America) Limited and accounted for approximately 41% of our consolidated merchandise purchases. In addition, one of those suppliers, L'Oreal, represented approximately 14% of BSG's merchandise purchases during the fiscal year 2012. BSG recently reached agreement with L'Oreal to extend the right of BSG to distribute Matrix® and certain other L'Oreal products in BSG East and BSG West, subject to certain conditions, through December 2015.

              Since we purchase products from many manufacturers and fillers under at-will contracts and contracts which can be terminated without cause upon 90 days' notice or less, or which expire without express rights of renewal, manufacturers and fillers could discontinue sales to us immediately or upon short notice. Some of our contracts with manufacturers may be terminated if we fail to meet specified minimum purchase requirements. If minimum purchase requirements are not met, we do not have contractual assurances of continued supply. In lieu of termination, a manufacturer may also change the terms upon which it sells, for example, by raising prices or broadening distribution to third parties. Infrequently, a supplier will seek to terminate a distribution relationship through legal action. For these and other reasons, we may not be able to acquire desired merchandise in sufficient quantities or on acceptable terms in the future.

              Changes in Sally Beauty Supply's and BSG's relationships with suppliers occur often, and could positively or negatively impact the net sales and operating profits of both business segments. Some of our suppliers may seek to decrease their reliance on distribution intermediaries, including full-service/exclusive and open-line distributors like BSG and Sally Beauty Supply, by promoting their own distribution channels, as discussed above. These suppliers may offer advantages, such as lower prices, when their products are purchased from distribution channels they control. If our access to supplier-provided products were to diminish relative to our competitors or we were not able to purchase products at the same prices as our competitors, our business could be materially and adversely affected. Also, consolidation among suppliers may increase their negotiating leverage, thereby providing them with competitive advantages that may increase our costs and reduce our revenues, adversely affecting our business, financial condition and results of operations. Therefore, there can be no assurance that the impact of these developments, if they were to occur, will not adversely impact revenue to a greater degree than we currently expect or that our efforts to mitigate the impact of these developments will be successful. If the impact of these developments is greater than we expect or our efforts to mitigate the impact of these developments are not successful, this could have a material adverse effect on our business, financial condition or results of operations.

              Although we plan to mitigate the negative effects resulting from potential unfavorable changes in our relationships with suppliers, there can be no assurance that our efforts will partially or completely offset the loss of these distribution rights.

Any significant interruption in the supply of products by manufacturers and fillers could disrupt our ability to deliver merchandise to our stores and customers in a timely manner, which could have a material adverse effect on our business, financial condition and results of operations.

              Manufacturers and exclusive-label fillers of beauty supply products are subject to certain risks that could adversely impact their ability to provide us with their products on a timely basis, including inability to procure ingredients, industrial accidents, environmental events, strikes and other labor disputes, union organizing activity, disruptions in logistics or information systems, loss or impairment of key manufacturing sites, product quality control, safety, and licensing requirements and other regulatory issues, as well as natural disasters and other external factors over which neither they nor we have control. In addition, our operating results depend to some extent on the orderly operation of our receiving and distribution processes, which depend on manufacturers' adherence to shipping schedules and our effective management of our distribution facilities and capacity.

              If a material interruption of supply occurs, or a significant manufacturer or filler ceases to supply us or materially decreases its supply to us, we may not be able to acquire products with similar quality and consumer brand name recognition as the products we currently sell or to acquire such products in sufficient quantities to meet our customers' demands or on favorable terms to our business, any of which could adversely impact our business, financial condition and results of operations.

If products sold by us are found to be defective in labeling or content, our credibility and that of the brands we sell may be harmed, marketplace acceptance of our products may decrease, and we may be exposed to liability in excess of our products liability insurance coverage and manufacturer indemnities.

              We do not control the production process for the products we sell. We may not be able to identify a defect in a product we purchase from a manufacturer or exclusive-label filler before we offer such product for resale. In many cases, we rely on representations of manufacturers and fillers about the products we purchase for resale regarding the composition, manufacture and safety of the products, as well as the compliance of our product labels with government regulations. Our sale of certain products exposes us to potential product liability claims, recalls or other regulatory or enforcement actions initiated by federal, state or foreign regulatory authorities or through private causes of action. Such claims, recalls or actions could be based on allegations that, among other things, the products sold by us are misbranded, contain contaminants or impermissible ingredients, provide inadequate instructions regarding their use or misuse, or include inadequate warnings concerning flammability or interactions with other substances. Claims against us could also arise as a result of the misuse by purchasers of such products or as a result of their use in a manner different than the intended use. We may be required to pay for losses or injuries actually or allegedly caused by the products we sell and to recall any product we sell that is alleged to be or is found to be defective.

              Any actual defects or allegations of defects in products sold by us could result in adverse publicity and harm our credibility or the credibility of the manufacturer, which could adversely affect our business, financial condition and results of operations. Although we may have indemnification rights against the manufacturers of many of the products we distribute and rights as an "additional insured" under the manufacturers' insurance policies, it is not certain that any manufacturer or insurer will be financially solvent and capable of making payment to any party suffering loss or injury caused by products sold by us. Further, some types of actions and penalties, including many actions or penalties imposed by governmental agencies and punitive damages awards, may not be remediable through reliance on indemnity agreements or insurance. Furthermore, potential product liability claims may exceed the amount of indemnity or insurance coverage or be excluded under the terms of an indemnity agreement or insurance policy and claims for indemnity or reimbursement by us may require us to expend significant resources and may take years to resolve. If we are forced to expend significant resources and time to resolve such claims or to pay material amounts to satisfy such claims, it could have an adverse effect on our business, financial condition and results of operations.

We could be adversely affected if we do not comply with laws and regulations or if we become subject to additional or more stringent laws and regulations.

              We are subject to a number of federal, state and local laws and regulations in the U.S., as well as applicable laws and regulations in each foreign marketplace in which we do business. These laws and regulations govern the composition, packaging, labeling and safety of the products we sell, as well as the methods we use to sell and import these products. Non-compliance with applicable laws and regulations of governmental authorities, including the FDA and similar authorities in other jurisdictions, by us or the manufacturers and fillers of the products sold by us could result in fines, product recalls and enforcement actions, and otherwise restrict our ability to market certain products, which could adversely affect our business, financial condition and results of operations. The laws and regulations applicable to us or manufacturers of the products sold by us may become more stringent. Continued legal compliance could require the review and possible reformulation or relabeling of certain products, as well as the possible removal of some products from the marketplace. Legal compliance could also lead to considerably higher internal regulatory costs. Manufacturers may try to recover some or all of any increased costs of compliance by increasing the prices at which we purchase products, and we may not be able to recover some or all of such increased cost in our own prices to our customers. We are also subject to state and local laws and regulations that affect our franchisor-franchisee relationships. Increased compliance costs and the loss of sales of certain products due to more stringent or new laws and regulations could adversely affect our business, financial condition and results of operations.

              Laws and regulations impact our business in many areas that have no direct relation to the products we sell. For example, as a public company, we are subject to a number of laws and regulations related to the disclosure of financial and other information about us, as well as the issuance and sale of our securities. Another area of intense regulation is that of the relationships we have with our employees, including compliance with many different wage and hour and nondiscrimination related regulatory schemes. Violation of any of the laws or regulations governing our business or the assertion of individual or class-wide claims could have an adverse effect on our business, financial condition and results of operations.

Our e-commerce business may be unsuccessful or, if successful, may divert sales from our stores.

              We offer many of our beauty products for sale through our websites in the U.S. (such as www.sallybeauty.com and www.cosmoprofbeauty.com) and abroad. As a result, we encounter risks and difficulties frequently experienced by internet-based businesses, including risks related to our ability to attract and retain customers on a cost-effective basis and our ability to operate, support, expand and develop our internet operations, websites and software and other related operational systems. Although we believe that our participation in both e-commerce and physical store sales is a distinct advantage for us due to synergies and the potential for new customers, supporting product offerings through both of these channels could create issues that have the potential to adversely affect our results of operations. For example, if our e-commerce business successfully grows, it may do so in part by attracting existing customers, rather than new customers, who choose to purchase products from us online rather than from our physical stores, thereby reducing the financial performance of our stores. In addition, offering different products through each channel could cause conflicts and cause some of our current or potential internet customers to consider competing distributors of beauty products. In addition, offering products through our internet channels (particularly directly to consumers through our professional business) could cause some of our current or potential vendors to consider competing internet offerings of their products either on their own or through competing distributors. As we continue to grow our e-commerce business, the impact of attracting existing rather than new customers, of conflicts between product offerings online and through our stores, and of opening up our channels to increased internet competition could have a material adverse impact on our business, financial condition and results of operations, including future growth and same store sales.

Product diversion could have an adverse impact on our revenues.

              The majority of the products that BSG sells, including those sold by our Armstrong McCall franchisees, are meant to be used exclusively by salons and individual salon professionals or are meant to be sold exclusively by the purchasers, such as salons, to their retail consumers. However, despite our efforts to prevent diversion, incidents of product diversion occur, whereby our products are sold by these purchasers (and possibly by other bulk purchasers such as franchisees) to wholesalers and ultimately to general merchandise retailers, among others. These retailers, in turn, sell such products to consumers. The diverted product may be old, tainted or damaged and sold through unapproved outlets, all of which could diminish the value of the particular brand. In addition, such diversion may result in lower net sales for BSG should consumers choose to purchase diverted products from retailers rather than purchasing from our customers, or choose other products altogether because of the perceived loss of brand prestige.

              In the BSG arena, product diversion is generally prohibited under our manufacturers' contracts, and we are often under a contractual obligation to stop selling to salons, salon professionals and other bulk purchasers which engage in product diversion. If we fail to comply with our anti-diversion obligations under these manufacturers' contracts, (including any known diversion of products sold through our Armstrong McCall franchisees), these contracts could be adversely affected or even terminated. In addition, our investigation and enforcement of our anti-diversion obligations may result in reduced sales to our customer base, thereby decreasing our revenues and profitability.

BSG's financial results are affected by the financial results of BSG's franchised-based business (Armstrong McCall).

              BSG receives revenue from products purchased by Armstrong McCall franchisees. Accordingly, a portion of BSG's financial results is to an extent dependent upon the operational and financial success of these franchisees, including their implementation of BSG's strategic plans. If sales trends or economic conditions worsen for Armstrong McCall's franchisees, their financial results may worsen. Additionally, the failure of Armstrong McCall franchisees to renew their franchise agreements, any requirement that Armstrong McCall restructure its franchise agreements in connection with such renewals, or any failure of Armstrong McCall to meet its obligations under its franchise agreements, could result in decreased revenues for BSG or create legal issues with our franchisees or with manufacturers.

We may not be able to successfully identify acquisition candidates or successfully complete desirable acquisitions.

              In the past several years, we have completed multiple acquisitions and we intend to pursue additional acquisitions in the future. We actively review acquisition prospects which would complement our existing lines of business, increase the size and geographic scope of our operations or otherwise offer growth and operating efficiency opportunities. There can be no assurance that we will continue to identify suitable acquisition candidates.

              If suitable candidates are identified, sufficient funds may not be available to make such acquisitions. We compete against many other companies, some of which are larger and have greater financial and other resources than we do. Increased competition for acquisition candidates could result in fewer acquisition opportunities and higher acquisition prices. In addition, we are highly leveraged and the agreements governing our indebtedness contain limits on our ability to incur additional debt to pay for acquisitions. Additionally, the amount of equity that we can issue to make acquisitions or raise additional capital is severely limited. We may be unable to finance acquisitions that would increase our growth or improve our financial and competitive position. To the extent that debt financing is available to finance acquisitions, our net indebtedness could increase as a result of any acquisitions. Internationally, regulatory requirements, trade barriers and due diligence difficulties, among other considerations, make acquiring suitable foreign candidates more difficult, time-consuming and expensive. See below "—Our ability to conduct business in international marketplaces may be affected by legal, regulatory and economic risks."

If we acquire any businesses in the future, they could prove difficult to integrate, disrupt our business or have an adverse effect on our results of operations.

              Any acquisitions that we do make may be difficult to integrate profitably into our business and may entail numerous risks, including:

  •
  difficulties in assimilating acquired operations, stores or products, including the loss of key employees from acquired businesses;

  •
  difficulties and costs associated with integrating and evaluating the distribution or information systems and/or internal control systems of acquired businesses;

  •
  difficulties in competing with existing stores or business or diverting sales from existing stores or business;

  •
  expenses associated with the amortization of identifiable intangible assets;

  •
  problems retaining key technical, operational and administrative personnel;

  •
  diversion of management's attention from our core business, including loss of management focus on marketplace developments;

  •
  complying with foreign regulatory requirements, including multi-jurisdictional competition rules and restrictions on trade/imports;

  •
  enforcement of intellectual property rights in foreign countries;

  •
  adverse effects on existing business relationships with suppliers and customers, including the potential loss of suppliers of the acquired businesses;

  •
  operating inefficiencies and negative impact on profitability;

  •
  entering geographic areas or channels in which we have limited or no prior experience; and

  •
  those related to general economic and political conditions, including legal and other barriers to cross-border investment in general, or by U.S. companies in particular.

              In addition, during the acquisition process, we may fail or be unable to discover some of the liabilities of businesses that we acquire. These liabilities may result from a prior owner's noncompliance with applicable laws and regulations. Acquired businesses may also not perform as we expect or we may not be able to obtain the expected financial improvements in the acquired businesses.

If we are unable to profitably open and operate new stores, our business, financial condition and results of operations may be adversely affected.

              Our future growth strategy depends in part on our ability to open and profitably operate new stores in existing and additional geographic areas. In the U.S. and Canada, the capital requirements to open a Sally Beauty Supply or BSG store, excluding inventory, average approximately $70,000 and $80,000, respectively, with the capital requirements for stores in other geographic areas costing less or substantially more depending upon the marketplace. Despite these relatively low opening costs, we may not be able to open all of the new stores we plan to open and any new stores we open may not be profitable, either of which could have a material adverse impact on our financial condition or results of operations. There are several factors that could affect our ability to open and profitably operate new stores, including:

  •
  the inability to identify and acquire suitable sites or to negotiate acceptable leases for such sites;

  •
  proximity to existing stores that may reduce the new store's sales or the sales of existing stores;

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  difficulties in adapting our distribution and other operational and management systems to an expanded network of stores;

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  the level of sales made through our internet channels and the potential that sales through our internet channels will divert sales from our stores;

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  the potential inability to obtain adequate financing to fund expansion because of our high leverage and limitations on our ability to issue equity under our credit agreements, among other things;

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  increased (and sometimes unanticipated) costs associated with opening stores in international locations;

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  difficulties in obtaining any governmental and third-party consents, permits and licenses;

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  limitations on capital expenditures which may be included in financing documents that we enter into; and

  •
  difficulties in adapting existing operational and management systems to the requirements of national or regional laws and local ordinances.

              In addition, as we continue to open new stores, our management, as well as our financial, distribution and information systems, and other resources will be subject to greater demands. If our personnel and systems are unable to successfully manage this increased burden, our results of operations may be materially affected.

The health of the economy in the channels we serve may affect consumer purchases of discretionary items such as beauty products and salon services, which could have a material adverse effect on our business, financial condition and results of operations.

              Our results of operations may be materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and internationally. Concerns over inflation, employment, tax laws, energy costs, geopolitical issues, terrorism, the availability and cost of credit, the mortgage market, sovereign and private banking systems, sovereign deficits and increasing debt burdens and the real estate and other financial markets in the U.S. and Europe have contributed to increased volatility and diminished expectations for the U.S. and certain foreign economies. We appeal to a wide demographic consumer profile and offer an extensive selection of beauty products sold directly to retail consumers and salons and salon professionals. Continued uncertainty in the economy could adversely impact consumer purchases of discretionary items such as beauty products, as well as adversely impact the frequency of salon services performed by professionals using products purchased from us. Factors that could affect consumers' willingness to make such discretionary purchases include: general business conditions, levels of employment, interest rates, tax rates, the availability of consumer credit and consumer confidence in future economic conditions. In the event of a prolonged economic downturn or acute recession, consumer spending habits could be adversely affected and we could experience lower than expected net sales. In addition, a reduction in traffic to, or the closing of, the other destination retailers in the shopping areas where our stores are located could significantly reduce our sales and leave us with unsold inventory. The economic climate could also adversely affect our vendors. The occurrence of any of these events could have a material adverse effect on our business, financial condition and results of operations.

We are not certain that our ongoing cost control plans will continue to be successful.

              Our business strategy substantially depends on continuing to control or reduce operating expenses. In furtherance of this strategy, we have engaged in ongoing activities to reduce or control costs, some of which are complicated and require us to expend significant resources to implement. We cannot assure you that our efforts will result in the increased profitability, cost savings or other benefits that we expect, which could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to protect our intellectual property rights, specifically our trademarks and service marks, our ability to compete could be negatively impacted.

              The success of our business depends to a certain extent upon the value associated with our intellectual property rights. We own certain trademark and service mark rights used in connection with our business including, but not limited to, "Sally," "Sally Beauty," "Sally Beauty Supply," "Sally Beauty Club Card," "BSG," "CosmoProf," "Proclub," "Armstrong McCall," "ion," "Beyond the Zone" and "Salon Services." We protect our intellectual property rights through a variety of methods, including, but not limited to, applying for and obtaining trademark protection in the U.S., Canada and other countries throughout the world in which our business operates. We also rely on trade secret laws, in addition to confidentiality agreements with vendors, employees, consultants and others who have access to our proprietary information. While we intend to vigorously protect our trademarks against infringement, we may not be successful. In addition, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. The costs required to protect our intellectual property rights and trademarks are expected to continue to be substantial.

We may have to defend our rights in intellectual property that we use in certain of our products, and we could be found to infringe the intellectual property rights of others, which could be disruptive and expensive to our business.

              The industry in which we operate is characterized by the need for a large number of copyrights, trade secrets and trademarks and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. A third party may at any time assert that our products violate such party's intellectual property rights. Successful intellectual property claims against us could result in significant financial liabilities and/or prevent us from selling certain of our products. In addition, the resolution of infringement claims may require us to redesign our products, to obtain licenses to use intellectual property belonging to third parties, which may not be attainable on reasonable terms, or to cease using the intellectual property altogether. Moreover, any intellectual property claim, regardless of its merits, could be expensive and time-consuming to defend against and could divert the attention of management. As a result, claims based on allegations of infringement or other violations of intellectual property rights, regardless of outcome, could have a material adverse effect on our business, financial condition and results of operations.

Our ability to conduct business in international marketplaces may be affected by legal, regulatory and economic risks.

              Our ability to capitalize on growth in new international marketplaces and to grow or maintain our current level of operations in our existing international marketplaces is subject to risks associated with our international operations. These risks include: unexpected changes in regulatory requirements, trade barriers to some international marketplaces, economic and foreign currency fluctuations, potential difficulties in enforcing contracts, increasing levels of violence or terrorism, an inability to properly protect assets (including intellectual property), an inability to collect receivables, potential tax liabilities associated with repatriating funds from foreign operations and difficulties and costs of staffing, managing and accounting for foreign operations.

We may be adversely affected by any disruption in our information technology systems.

              Our operations are dependent upon our information technology systems, which encompass all of our major business functions. We rely upon such information technology systems to manage and replenish inventory, to fill and ship customer orders on a timely basis, to coordinate our sales activities across all of our products and services and to coordinate our administrative activities. A substantial disruption in our information technology systems for any prolonged time period (arising from, for example, system capacity limits from unexpected increases in our volume of business, outages or delays in our service) could result in delays in receiving inventory and supplies or filling customer orders and adversely affect our customer service and relationships. Our systems might be damaged or interrupted by natural or man-made events (caused by us, by our service providers or others) or by computer viruses, physical or electronic break-ins and similar disruptions affecting the internet. Such delays, problems or costs may have a material adverse effect on our business, financial condition and results of operations.

              As our operations grow in both size and scope, we continuously need to improve and upgrade our systems and infrastructure while maintaining their reliability and integrity. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of our business increases, with no assurance that the volume of business will increase. For example, we are in the process of designing and implementing a standardized ERP system internationally over the next few years. In addition, we are currently implementing new point-of-sale systems in a number of our divisions, which we anticipate will provide significant benefits, including enhanced tracking of customer sales. These and any other required upgrades to our systems and information technology, or new technology, now and in the future, will require that our management and resources be diverted from our core business to assist in meeting implementation objectives. Many of our systems are proprietary, and as a result our options are limited in seeking third-party help with the operation and upgrade of those systems. There can be no assurance that the time and resources our management will need to devote to operations and upgrades, any delays due to the installation of any upgrade (and customer issues therewith), any resulting service outages, or the impact on the reliability of our data from any upgrade or any legacy system, will not have a material adverse effect on our business, financial condition or results of operations.

The occurrence of natural disasters or acts of violence or terrorism could adversely affect our operations and financial performance.

              The occurrence of natural disasters or acts of violence or terrorism could result in physical damage to our properties, the temporary closure of stores or distribution centers, the temporary lack of an adequate work force, the temporary or long-term disruption in the supply of products (or a substantial increase in the cost of those products) from domestic or foreign suppliers, the temporary disruption in the delivery of goods to our distribution centers (or a substantial increase in the cost of those deliveries), the temporary reduction in the availability of products in our stores, and/or the temporary reduction in visits to stores by customers. If one or more natural disasters or acts of violence or terrorism were to impact our business, we could, among other things, incur significantly higher costs and longer lead times associated with distributing products. Furthermore, insurance costs associated with our business may rise significantly in the event of a large scale natural disaster or act of violence or terrorism.

Our accounting and other management systems, controls and resources may not be adequately prepared to meet the financial reporting and other requirements to which we are subject.

              As a publicly-traded company, we are subject to reporting and other obligations under the Exchange Act and other federal securities regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act. These obligations place significant demands on our management, administrative and operational resources, including accounting resources. As a public company, we incur significant legal, accounting and other expenses. We also have significant compliance costs under SEC and New York Stock Exchange rules and regulations.

              In addition, as a public company we are subject to rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, which require us to include in our Annual Report on Form 10-K our management's report on, and assessment of, the effectiveness of our internal controls over financial reporting. Furthermore, our independent registered public accounting firm must attest to and report on the effectiveness of such internal controls. If we fail to properly assess and/or achieve and maintain the adequacy of our internal controls, there is a risk that we will not comply with Section 404. Moreover, effective internal controls are necessary to help prevent financial fraud. Any adverse finding could result in a negative reaction in the financial marketplace due to loss of investor confidence in the reliability of our financial statements, which ultimately could harm our business and could negatively impact the market price of our securities.

              To comply with these requirements, we are continuously upgrading our systems, including information technology systems, and implementing additional financial and management controls and disclosure processes, reporting systems and procedures. These and any other modifications to our financial and management controls and disclosure processes, reporting systems, information technology systems and procedures under the financial reporting requirements and other rules that apply to us, now and in the future, will require that our management and resources be diverted from our core business to assist in compliance with the requirements. There can be no assurance that the time and resources our management will need to devote to the requirements, any delays due to the installation of any upgrade, any resulting service outages, and any impact on the reliability of our data from an upgrade will not have a material adverse effect on our business, financial condition or results of operations.

We are a holding company with no operations of our own, and we depend on our subsidiaries for cash.

              We are a holding company and do not have any material assets or operations other than ownership of equity interests of our subsidiaries. Our operations are conducted almost entirely through our subsidiaries, and our ability to generate cash to meet our obligations or to pay dividends is highly dependent on the earnings of, and receipt of funds from, our subsidiaries through dividends or intercompany loans. The ability of our subsidiaries to generate sufficient cash flow from operations to allow us and them to make scheduled payments on our obligations will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. We cannot assure you that the cash flow and earnings of our operating subsidiaries will be adequate for our subsidiaries to service their debt obligations. If our subsidiaries do not generate sufficient cash flow from operations to satisfy corporate obligations, we may have to: undertake alternative financing plans (such as refinancing), restructure debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. We cannot assure you that any such alternative refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, that additional financing could be obtained on acceptable terms, if at all, or that additional financing would be permitted under the terms of our various debt instruments then in effect. Our inability to generate sufficient cash flow to satisfy our obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations.

              Furthermore, we and our subsidiaries may incur substantial additional indebtedness in the future that may severely restrict or prohibit our subsidiaries from making distributions, paying dividends or making loans to us.

Risks Related to the Notes and our Indebtedness

We have substantial debt and may incur substantial additional debt, which could adversely affect our financial health, our ability to obtain financing in the future, our ability to react to changes in our business and our ability to fulfill our obligations under the notes.

              As of June 30, 2013, after giving effect to this offering and the use of proceeds therefrom, we would have had outstanding indebtedness of approximately $1,815.3 million, including capital lease obligations and the notes, and availability of approximately $377.7 million, or approximately $464.2 million after also giving effect to the July 2013 amendment to our ABL Facility as if such amendment occurred on June 30, 2013, under our ABL Facility.

              Our substantial debt could have important consequences for holders of the notes. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the notes and our other indebtedness, resulting in possible defaults on and acceleration of such indebtedness;

  •
  limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions, debt service requirements or general corporate purposes;

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  require us to dedicate a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness, thereby reducing the availability of such cash flows to fund working capital, capital expenditures and other general corporate purposes;

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  restrict the ability of our subsidiaries to pay dividends or otherwise transfer assets to us, which could limit our ability to make required payments on our debt;

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  increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations (because a portion of our borrowings are at variable rates of interest), including borrowings under our ABL Facility;

  •
  place us at a competitive disadvantage compared to our competitors with proportionately less debt or comparable debt at more favorable interest rates and that, as a result, may be better positioned to withstand economic downturns;

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  limit our ability to refinance indebtedness or cause the associated costs of such refinancing to increase; and

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  limit our flexibility to adjust to changing market conditions and ability to withstand competitive pressures or prevent us from carrying out capital spending that is necessary or important to our growth strategy and efforts to improve operating margins or our business.

              Any of the foregoing impacts of our substantial indebtedness could have a material adverse effect on our business, financial condition and results of operations. In addition, our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, our lenders' financial stability, which are subject to prevailing global economic and market conditions, and certain financial, business and other factors, many of which are beyond our control. Even if we were able to refinance or obtain additional financing, the costs of new indebtedness could be substantially higher than the costs of our existing indebtedness.

Despite our current indebtedness levels, we and our subsidiaries may be able to incur substantially more debt, including secured debt, which could further exacerbate the risks associated with our substantial indebtedness.

              We and our subsidiaries may incur substantial additional indebtedness in the future. The terms of the instruments governing our indebtedness do not, and the indenture governing the notes will not, fully prohibit us or our subsidiaries from doing so. As of June 30, 2013, after giving effect to this offering and the use of proceeds therefrom, our ABL Facility would have provided us commitments for additional borrowings of up to approximately $377.7 million, or approximately $464.2 million after also giving effect to the July 2013 amendment to our ABL Facility as if such amendment occurred on June 30, 2013, subject to borrowing base limitations. In addition, the indentures governing the notes being offered hereby, the 2019 notes and the 2022 notes allow us to incur substantial additional secured debt, which would rank senior to the notes if incurred. If new debt is added to our current debt levels, the related risks that we face would increase, and we may not be able to meet all our debt obligations. In addition, the agreements governing our ABL Facility as well as the indentures governing the 2019 notes, the 2022 notes and the notes being offered hereby, do not prevent us from incurring obligations that do not constitute indebtedness.

The agreements and instruments governing our debt contain restrictions and limitations that could significantly impact our ability to operate our business.

              The ABL Facility contains covenants that, among other things, restrict our and our subsidiaries' ability to:

  •
  change their line of business;

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  engage in certain mergers, consolidations and transfers of all or substantially all of our assets;

  •
  make certain dividends, stock repurchases and other distributions;

  •
  make acquisitions of all of the business or assets of, or stock representing beneficial ownership of, any person;

  •
  dispose of certain assets;

  •
  make voluntary prepayments on the 2019 notes, the 2022 notes or the notes being offered hereby or make amendments to the terms thereof;

  •
  prepay certain other debt or amend specific debt agreements;

  •
  change our fiscal year; and

  •
  create or incur negative pledges.

              In addition, if we fail to maintain a specified minimum level of borrowing capacity under our ABL Facility, we will then be obligated to maintain a specified fixed-charge coverage ratio. Our ability to comply with these covenants in future periods will depend on our ongoing financial and operating performance, which in turn will be subject to economic conditions and to financial, market and competitive factors, many of which are beyond our control. Our ability to comply with these covenants in future periods will also depend substantially on the pricing of our products, our success at implementing cost reduction initiatives and our ability to successfully implement our overall business strategy.

              The indentures governing the 2019 notes, the 2022 notes and the notes being offered hereby also contain restrictive covenants that, among other things, limit Sally Beauty's and our ability and the ability of our restricted subsidiaries to:

  •
  dispose of assets;

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  incur additional indebtedness (including guarantees of additional indebtedness);

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  pay dividends, repurchase stock or make other distributions;

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  prepay subordinated debt;

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  create liens on assets;

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  make investments (including joint ventures);

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  engage in mergers, consolidations or sales of all or substantially all of our assets;

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  engage in certain transactions with affiliates; and

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  permit restrictions on our subsidiaries' ability to pay dividends to us.

              The restrictions in the indentures governing the 2019 notes, the 2022 notes and the notes being offered hereby and the terms of our ABL Facility may prevent us from taking actions that we believe would be in the best interest of our business and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. We may also incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility. We cannot assure you that we will be granted waivers or amendments to these agreements if we are unable to comply with these agreements, or that we will be able to refinance our debt on terms acceptable to us, or at all.

              Our ability to comply with the covenants and restrictions contained in the ABL Facility and the indentures for the 2019 notes, the 2022 notes and the notes being offered hereby may be affected by economic, financial and industry conditions beyond our control. The breach of any of these covenants and restrictions could result in a default under either the ABL Facility or the indentures that would permit the applicable lenders or note holders, as the case may be, to declare all amounts outstanding thereunder to be due and payable, together with accrued and unpaid interest. If we are unable to repay our outstanding indebtedness, lenders having secured obligations, such as the lenders under the ABL Facility, could proceed against the collateral securing the debt. In any such case, we may be unable to borrow under the ABL Facility and may not be able to repay the amounts due under the 2019 notes, the 2022 notes or the notes being offered hereby. This could have serious consequences to our financial condition and results of operations and could cause us to become bankrupt or insolvent.

Our ability to generate the significant amount of cash needed to service all of our debt and our ability to refinance all or a portion of our indebtedness or obtain additional financing depends on many factors beyond our control.

              Our ability to make scheduled payments on, or to refinance our obligations under, our debt will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business factors, many of which may be beyond our control, described under "—Risks Relating to Our Business" above.

              If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek to obtain additional equity capital or restructure our debt. In the future, our cash flow and capital resources may not be sufficient for payments of interest on and principal of our debt, and such alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

              We cannot assure you that we will be able to refinance any of our indebtedness or obtain additional financing, particularly because of our high levels of debt and the debt incurrence restrictions imposed by the agreements governing our debt, as well as prevailing market conditions. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our ABL Facility and the indentures governing the 2019 notes, the 2022 notes and the notes being offered hereby restrict our ability to dispose of assets and use the proceeds from any such dispositions. We cannot assure you we will be able to consummate any asset sales, or if we do, what the timing of the sales will be or whether the proceeds that we realize will be adequate to meet debt service obligations when due.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

              Any default under the agreements governing our indebtedness, including a default under our ABL Facility, which is not waived by the required holders of such indebtedness, could leave us unable to pay principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on such indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, including our ABL Facility, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with any accrued and unpaid interest, the lenders under our ABL Facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against the assets securing such facilities and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under our ABL Facility to avoid being in default. If we breach our covenants under our ABL Facility and seek waivers, we may not be able to obtain waivers from the required lenders thereunder.

You should not expect Sally Capital Inc. to participate in making payments on the notes.

              Sally Capital Inc. is our wholly-owned subsidiary, which acts as a co-issuer solely to facilitate the issuance of the notes. Sally Capital Inc. does not have any operations or assets of any kind and will not receive any proceeds from the issuance of the notes. You should not expect Sally Capital Inc. to participate in servicing any of our obligations in the notes.

The notes will be effectively subordinated to our and our guarantors' secured indebtedness to the extent of the value of the collateral securing such indebtedness.

              The notes and the related guarantees will not be secured. However, as of June 30, 2013, after giving effect to this offering and the use of proceeds therefrom, we would have had $1,815.3 million of total indebtedness outstanding, of which approximately $6.7 million would have constituted senior secured debt and we would have had availability of approximately $377.7 million, or approximately $464.2 million after also giving effect to the July 2013 amendment to our ABL Facility as if such amendment occurred on June 30, 2013, under our ABL Facility, all of which would be secured. In addition, the indentures governing the 2019 notes, the 2022 notes and the notes being offered hereby allow us to incur substantial additional secured debt, which would rank senior to the notes if incurred. The notes will be effectively subordinated in right of payment to any of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of a bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving us or any of the guarantors, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all of our secured indebtedness has been paid in full.

The notes will be structurally subordinated to all indebtedness of those of our existing or future subsidiaries that are not, or do not become, guarantors of the notes, including all of our foreign subsidiaries.

              The notes will not be guaranteed by certain of our current and future subsidiaries, including our non-U.S. subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinated to all indebtedness and the claims of creditors of any non-guarantor subsidiaries, including trade creditors. All indebtedness and obligations of any non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution upon liquidation or otherwise to us or a guarantor of the notes. The indenture governing the notes permits these non-guarantor subsidiaries to incur certain additional debt, including secured debt, and does not limit their ability to incur other liabilities that are not considered indebtedness under the indenture. For the twelve months ended June 30, 2013, our non-guarantor subsidiaries represented approximately 19.9% of our net sales, 6.2% of our operating income and 8.7% of our Adjusted EBITDA. In addition, as of June 30, 2013, our non-guarantor subsidiaries held approximately 27.4% of our consolidated assets and had approximately $163.0 million of liabilities (including trade payables), to which the notes and the guarantees would have been structurally subordinated.

We may not have the ability to raise the funds necessary to finance the change of control offer or the asset sale offer required by the indentures governing the 2019 notes, the 2022 notes and the notes being offered hereby.

              Upon the occurrence of a "change of control", as defined in the indentures governing the notes being offered hereby and the 2019 notes and the 2022 notes, we must offer to buy back the notes at a price equal to 101% of the principal amount, together with accrued and unpaid interest, if any, to the date of the repurchase. Similarly, we must offer to buy back the notes (or repay other indebtedness in certain circumstances) at a price equal to 100% of the principal amount of the notes (or other debt) purchased, together with accrued and unpaid interest, if any, to the date of repurchase, with the proceeds of certain asset sales (as defined in the indentures). Our failure to purchase, or give notice of purchase of, the notes offered hereby would be a default under the indentures governing the notes offered hereby, the 2019 notes and the 2022 notes, which would also trigger a cross default under our other outstanding indebtedness.

              If a change of control or asset sale occurs that would require us to repurchase the notes, it is possible that we may not have sufficient assets to make the required repurchase of notes or to satisfy all obligations under our ABL Facility and the indentures governing the 2019 notes, the 2022 notes and the notes offered hereby. A change of control would also trigger a default under our ABL Facility. In order to satisfy our obligations, we could seek to refinance the indebtedness under our ABL Facility and the indentures governing the 2019 notes, the 2022 notes and the notes offered hereby or obtain a waiver from the lenders or you as a holder of the notes. We cannot assure you that we would be able to obtain a waiver or refinance our indebtedness on terms acceptable to us, if at all. Any failure to make the required change of control offer or asset sale offer would result in an event of default under the indenture governing the notes.

Federal and state statutes allow courts, under specific circumstances, to void notes and guarantees and require holders of the notes to return payments received.

              If we or any guarantor become a debtor in a case under the U.S. Bankruptcy Code or encounter other financial difficulty, under federal or state fraudulent transfer law, a court may void,

subordinate or otherwise decline to enforce the notes or the guarantees. A court might do so if it found that when we issued the notes or the guarantor entered into its guarantee, or in some states when payments became due under the notes or the guarantees, we or the guarantor received less than reasonably equivalent value or fair consideration and either:

  •
  was insolvent or rendered insolvent by reason of such incurrence; or

  •
  was left with inadequate capital to conduct its business; or

  •
  believed or reasonably should have believed that it would incur debts beyond its ability to pay.

              The court might also void an issuance of notes or a guarantee without regard to the above factors if the court found that we issued the notes or the applicable guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors.

              A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or its guarantee if we or a guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the issuance of the notes or guarantees, you would no longer have any claim against us or the applicable guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining obligors, if any. In addition, the court might direct you to repay any amounts that you already received from us or a guarantor.

There is no established trading market for the notes offered hereby. If an actual trading market does not develop for the notes, you may not be able to resell them quickly, for the price that you paid or at all.

              The notes offered hereby will constitute new issues of securities and there is no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation systems. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. Each underwriter may discontinue any market making at any time, in its sole discretion. As a result, we cannot assure you as to the liquidity of any trading market for the notes or your ability to sell the notes at a particular time, at a favorable price or at all.

              We also cannot assure you that you will be able to sell your notes at a particular time or at all or that the prices that you receive when you sell them will be favorable. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. The liquidity of, and trading market for, the notes may also be adversely affected by, among other things:

  •
  the number of holders of the notes;

  •
  prevailing interest rates;

  •
  our operating performance and financial condition;

  •
  the prospects for companies in our industry, generally;

  •
  the interest of securities dealers in making a market; and

  •
  the market for similar securities.

              Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices of securities similar to the notes. It is possible that the market for the notes will be subject to disruptions. Any disruptions may have a negative effect on holders, regardless of our prospects and financial performance.

The impairment of other financial institutions could adversely affect us.

              We have exposure to different counterparties with regard to our foreign currency forwards. These transactions expose us to credit risk in the event of default of our counterparty. We also have exposure to financial institutions used as depositories of our corporate cash balances. If our counterparties and financial institutions become impaired or insolvent, this could have serious consequences to our financial condition and results of operations.

USE OF PROCEEDS

              We anticipate that the estimated net proceeds of this offering will be approximately $196.3 million after deducting the underwriters' discount and certain offering expenses.

              We intend to use the net proceeds of this offering to repay in full the outstanding borrowings under our ABL Facility, which as of October 21, 2013 were approximately $91.5 million and which borrowings we have primarily used to fund our recent share repurchases and for general working capital purposes. Borrowings under our ABL Facility accrue interest, based on our current borrowing availability under the ABL Facility, at either an adjusted LIBOR rate plus a 1.50% margin or an alternate base rate plus a margin of 0.50%. The maturity date of the ABL Facility is July 26, 2018.

              We intend to use the remainder of the net proceeds for general corporate purposes, including share repurchases, and, which may also include, funding acquisitions and the additional repayment of outstanding debt obligations.

              Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC are lenders under our ABL Facility and may receive 5% or more of the proceeds of this offering by reason of the repayment of amounts outstanding under the ABL Facility. Accordingly, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC are deemed to have a "conflict of interest" within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, and this offering will be conducted in accordance with Rule 5121. See "Underwriting (Conflicts of Interest)."

 CAPITALIZATION

              The following table sets forth Sally Beauty's consolidated cash and cash equivalents and capitalization as of June 30, 2013:

  •
  on an actual basis; and

  •
  on an as adjusted basis giving effect to the issuance of the notes offered hereby and the use of proceeds therefrom as described in "Use of Proceeds."

              You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Form 10-Q for the quarter ended June 30, 2013 and the unaudited condensed consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement from our Form 10-Q for the quarter ended June 30, 2013.

	As of June 30, 2013
	Actual	As Adjusted(1)
	(in millions)
Cash and cash equivalents(2)	$53.4	$174.2

Long-Term Debt:
Senior secured revolving facility due 2015 (ABL Facility)(3)	$75.5	—
6.875% senior notes due 2019	750.0	$750.0
5.75% senior notes due 2022(4)	858.6	858.6
Notes offered hereby(5)	—	200.0
Other(6)	6.7	6.7

Total debt	1,690.8	1,815.3
Total shareholders' deficit	(294.4)	(294.4)

Total capitalization	$1,396.4	$1,520.9

(1)
Does not reflect accrued interest on the notes offered hereby.

(2)
Reflects the repayment of the outstanding balance of the ABL Facility as of June 30, 2013.

(3)
As of June 30, 2013, $22.3 million of standby letters of credit were issued and $302.2 million of additional borrowings were available under our ABL Facility. As of June 30, 2013, after giving effect to this offering and the use of proceeds therefrom, we would have had availability of approximately $377.7 million under our ABL Facility, or $464.2 million after also giving effect to the July 2013 amendment to our ABL Facility as if such amendment occurred on June 30, 2013. The July 2013 amendment to the ABL Facility extended the maturity of the ABL Facility from November 12, 2015 to July 26, 2018.

(4)
Includes unamortized premium of $8.6 million.

(5)
Represents the principal amount of the notes offered hereby.

(6)
Other debt includes $5.0 million of capital lease obligations and $1.7 million of other long-term debt.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

              The following is a description of our material indebtedness other than the notes offered hereby. The following summaries are qualified in their entirety by reference to the credit agreement and related documents and indenture to which each summary relates, copies of which are available upon request.

ABL Credit Agreement

              On November 12, 2010, Sally Holdings, Beauty Systems Group LLC and Sally Beauty Supply LLC, as domestic borrowers, and its Canadian subsidiary, Beauty Systems Group (Canada), Inc., as Canadian borrower and its Dutch subsidiary, SBH Finance B.V., as foreign borrower, entered into a Credit Agreement among Bank of America, N.A., as Administrative Agent, Collateral Agent, Canadian Agent and Canadian Collateral Agent, and the several lenders from time to time parties thereto, which we refer to as the ABL Credit Agreement. The ABL Credit Agreement was amended on June 8, 2012 and July 26, 2013 and the following description of the ABL Credit Agreement and the ABL Facility reflects these amendments.

              The ABL Credit Agreement provides for a senior secured revolving credit facility, which we refer to as our ABL Facility, of up to $500.0 million (subject to availability under a borrowing base). Substantially all of the domestic subsidiaries of Sally Holdings (other than any subsidiary that is a borrower, foreign subsidiary holding company or a subsidiary of a foreign subsidiary), Sally Beauty Holdings, Inc. and Sally Investment Holdings LLC have guaranteed the obligations of Sally Holdings and its subsidiaries under the ABL Credit Agreement. The ABL Facility matures on July 26, 2018. Amounts drawn under the ABL Facility bear annual interest at either an adjusted LIBOR rate plus a margin ranging from 1.50% to 1.75% or an alternate base rate plus a margin ranging from 0.50% to 0.75%. The interest rate margins are subject to adjustments based on borrowing availability under the ABL Credit Agreement.

              The ABL Credit Agreement contains a number of negative covenants restricting, among other things, certain distributions, dividends and repurchases of capital stock and other equity interests, certain investments, incurrence of secured indebtedness, prepayment or modification of certain other debt, incurrence of liens, certain mergers, changes in fiscal year and hedging arrangements. The ABL Credit Agreement also contains a covenant requiring Sally Holdings and its subsidiaries to maintain a fixed-charge coverage ratio of at least 1.0 to 1.0 in the event that availability under the ABL Facility falls below certain thresholds. The ABL Credit Agreement also contains customary events of default. If an event of default occurs, the lenders are entitled to accelerate the advances made thereunder and exercise rights against the collateral.

              The obligations of Sally Holdings and the domestic borrowers under the ABL Credit Agreement are secured by, among other collateral, a first-priority lien and security interest in, among other things, accounts receivable and inventory of the domestic operations, subject to certain exceptions. The obligations of the Canadian borrower under the ABL Credit Agreement are secured by a first-priority line and security interest in, among other things, accounts receivable and inventory of the Canadian operations. The obligations of the foreign borrower under the ABL Credit Agreement are secured by a pledge of certain intercompany notes owing to the foreign borrower.

              A change of control of a borrower would constitute an event of default under the ABL Credit Agreement, permitting the lenders to accelerate the indebtedness thereunder and terminate the facilities.

              As of June 30, 2013, borrowings of $75.5 million were outstanding under the ABL Facility and $22.3 million of standby letters of credit were issued thereunder. As of October 21, 2013, borrowings of $91.5 million were outstanding under the ABL Facility and $24.0 million of standby letters of credit were issued thereunder.

6.875% Senior Notes due 2019

              On November 8, 2011, we issued $750.0 million in aggregate principal amount of 6.875% senior notes due 2019. At June 30, 2013, $750.0 million in aggregate principal amount of the 2019 notes were outstanding. The 2019 notes are guaranteed on a senior unsecured basis by Sally Beauty Holdings, Inc., Sally Investment Holdings LLC and the same domestic subsidiaries, with certain exceptions, that guarantee our obligations under the ABL Facility and our 2022 notes. The obligations under the 2019 notes are senior unsecured obligations.

              The net proceeds from the offering of our 2019 notes were used to redeem $430.0 million aggregate principal amount of our 9.25% senior notes due 2014 and $275.0 million aggregate principal amount outstanding of our 10.50% senior subordinated notes due 2016 and to pay accrued and unpaid interest on such redeemed notes and fees and expenses incurred in connection with the issuance of the 2019 notes and the redemption of the redeemed notes.

              The indenture governing the 2019 notes places restrictions on the ability of us and our restricted subsidiaries to incur additional indebtedness, dispose of assets, incur guarantee obligations, make dividends and other restricted payments, create liens, make equity or debt investments, engage in mergers or consolidations and engage in certain transactions with affiliates.

              Upon a change of control, we would be obligated to offer to purchase all of the outstanding 2019 notes at a purchase price of 101% of the principal amount plus accrued interest, if any.

              In addition, in certain circumstances following the consummation of an asset sale, we would be obligated to offer to purchase all of the outstanding 2019 notes at a purchase price of 100% of the principal amount thereof plus accrued interest.

5.75% Senior Notes due 2022

              On May 18, 2012, we issued $700.0 million in aggregate principal amount of 5.75% senior notes due 2022 and on September 10, 2012, we issued an additional $150.0 million aggregate principal amount of such notes. At June 30, 2013, $850.0 million in aggregate principal amount of these notes were outstanding. The 2022 notes are guaranteed on a senior unsecured basis by Sally Beauty Holdings, Inc., Sally Investment Holdings LLC and the same domestic subsidiaries, with certain exceptions, that guarantee our obligations under the ABL Facility, our 2019 notes and that will guarantee the obligations under the notes offered hereby. The obligations under the 2022 notes are senior unsecured obligations.

              The net proceeds from the May 2012 offering of the 2022 notes were used (i) to pay in full the aggregate principal amount then outstanding (approximately $596.9 million) under our senior term loan B facility due 2013, plus accrued and unpaid interest thereon, (ii) to pay approximately $90.0 million of the borrowings outstanding under the ABL Facility and (iii) to pay fees and expenses incurred in connection with the issuance of the 2022 notes.

              The $150.0 million aggregate principal amount of the 2022 notes issued in the September 2012 offering were issued at par plus an aggregate premium of $9.4 million, which is being amortized over the term of the 2022 notes. The net proceeds from the September 2012 offering of the 2022 notes were used for general corporate purposes.

              The indenture governing the 2022 notes places restrictions on the ability of us and our restricted subsidiaries to incur additional indebtedness, dispose of assets, incur guarantee obligations, make dividends and other restricted payments, create liens, make equity or debt investments, engage in mergers or consolidations and engage in certain transactions with affiliates.

              Upon a change of control, we would be obligated to offer to purchase all of the outstanding 2022 notes at a purchase price of 101% of the principal amount plus accrued interest, if any.

              In addition, in certain circumstances following the consummation of an asset sale, we would be obligated to offer to purchase all of the outstanding 2022 notes at a purchase price of 100% of the principal amount thereof plus accrued interest.

DESCRIPTION OF NOTES

General

              The following description of the particular terms of the Notes (referred to in the accompanying prospectus as the "debt securities") supplements, and to the extent it is inconsistent with the description in the prospectus, it replaces the description of the general terms and provisions of the debt securities in the prospectus. The Notes offered by this prospectus supplement (the "Notes") are to be issued under an Indenture, dated as of May 18, 2012, as supplemented by the supplemental indenture, to be dated as of October 29, 2013 (collectively, the "Indenture"), among the Company and the Co-Issuer, as issuers, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the "Trustee").

              The Indenture allows us to issue an unlimited principal amount of additional notes having identical terms and conditions as the Notes (the "Additional Notes"), subject to compliance with the covenant described under the subheading "—Certain Covenants—Limitation on Indebtedness." Any Additional Notes will be part of the same series as the Notes that will vote on all matters with the holders of the Notes. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of Notes," references to the Notes will include any Additional Notes actually issued.

              The Indenture contains provisions that define your rights and govern the obligations of the Company and the Co-Issuer under the Notes. You may request a copy of the Indenture at the Company's address set forth in the section entitled "Incorporation by Reference."

              The following is a summary of certain provisions of the Indenture and the Notes. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. The terms "Company," the "Co-Issuer" and the other capitalized terms defined in "—Certain Definitions" below are used in this "Description of Notes" as so defined below. Any reference to a "Holder" or a "Noteholder" in this Description of Notes refers to the Holders of the Notes. Any reference to "Notes" or a "class" of Notes in this Description of Notes refers to the Notes as a class.

Brief Description of the Notes and the Guarantees

              The Notes will be:

  •
  unsecured Senior Indebtedness of the Company;

  •
  effectively subordinated to all secured Indebtedness of the Company to the extent of the value of the assets securing such secured Indebtedness and structurally subordinated to all Indebtedness and other liabilities (including trade payables) of the Company's Subsidiaries (other than the Co-Issuer and Subsidiaries that become Subsidiary Guarantors pursuant to the provisions described below under "—Subsidiary Guarantees");

  •
  pari passu in right of payment with all existing and future Senior Indebtedness of the Company, including the 2019 Notes and the 2022 Notes; and

  •
  senior in right of payment to all existing and future Subordinated Obligations of the Company.

              The Notes will have a corresponding status as Indebtedness of the Co-Issuer.

              The Guarantees of each Parent Guarantor and of each Subsidiary Guarantor in respect of the Notes will be:

  •
  unsecured Senior Indebtedness of such Guarantor;

  •
  effectively subordinated to all secured Indebtedness of such Guarantor to the extent of the value of the assets securing such secured Indebtedness (and structurally subordinated to all Indebtedness and other liabilities (including trade payables) of each such Guarantor's Subsidiaries (other than the Company, the Co-Issuer and the other Guarantors));

  •
  pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor, including such Guarantor's Guarantee of the 2019 Notes and the 2022 Notes; and

  •
  senior in right of payment to all existing and future Guarantor Subordinated Obligations of such Guarantor.

Principal, Maturity and Interest

              The Notes will mature on November 1, 2023. Each Note will bear interest at 5.50% per annum and interest will accrue on all Notes from and including October 29, 2013. Interest will be payable semiannually in cash to Holders of record at the close of business on the April 15 or October 15 immediately preceding the interest payment date on May 1 and November 1 of each year, commencing May 1, 2014. Interest will be paid on the basis of a 360-day year consisting of twelve 30-day months.

              The Notes will initially be limited to an aggregate principal amount of $200.0 million. Additional Notes may be issued under the indenture in one or more series from time to time, subject to the limitations set forth under "—Certain Covenants—Limitation on Indebtedness," and will vote as a class with the Notes and otherwise will be treated as Notes for purposes of the Indenture.

Other Terms

              Principal of, and premium, if any, and interest on, the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company maintained for such purposes (which initially shall be the designated corporate trust office of the Trustee), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the registered holders of the Notes as such address appears in the Note Register.

              The Notes will be issued only in fully registered form, without coupons. The Notes will be issued only in minimum denominations of $2,000 (the "Minimum Denomination") and any integral multiple of $1,000 in excess thereof.

              The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes in any automated quotation system.

Optional Redemption

              The Notes will be redeemable, at the Company's option, at any time prior to maturity at varying redemption prices in accordance with the provisions set forth below.

              The Notes will be redeemable, at the Company's option, in whole or in part, at any time and from time to time on and after November 1, 2018 and prior to maturity at the applicable redemption price set forth below. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date. The Company may provide in such notice that payment of the redemption price and the performance of the Company's obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 1 of the years set forth below:

Redemption Period	Price
2018	102.750%
2019	101.833%
2020	100.917%
2021 and thereafter	100.000%

              In addition, the Indenture will provide that at any time and from time to time on or prior to November 1, 2016, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an equal aggregate amount (the "Redemption Amount") not exceeding the aggregate proceeds of one or more Equity Offerings (as defined below), at a redemption price (expressed as a percentage of principal amount thereof) of 105.500%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that if Notes are redeemed, an aggregate principal amount of Notes equal to at least 65% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption of Notes.

              "Equity Offering" means a sale of Capital Stock (x) that is a sale of Capital Stock of the Company (other than Disqualified Stock), or (y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the equity capital of the Company or any of its Restricted Subsidiaries. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date (but in no event more than 180 days after the completion of the related Equity Offering). The Company may provide in such notice that payment of the redemption price and performance of the Company's obligations with respect to such redemption may be performed by another Person. Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

              In addition, at any time prior to November 1, 2018 the Notes may also be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company's option, at a price (the "Redemption Price") equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the "Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Company may provide in such notice that payment of the Redemption Price and performance of the Company's obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

              "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on November 1, 2018 (such redemption price being that described in the second paragraph of this "Optional Redemption" section) plus (2) all required remaining scheduled interest payments due on such Note through such date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date, in each case as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

              "Treasury Rate" means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to November 1, 2018; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection

              In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate in accordance with DTC procedures, although no Note of the Minimum Denomination in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Parent Guarantees

              Sally Beauty and Sally Investment Holdings, as primary obligors and not merely as sureties, jointly and severally with all of the Subsidiary Guarantors have agreed to, subject to certain customary release provisions detailed below, irrevocably and fully and unconditionally Guarantee (the "Parent Guarantees," and each of Sally Beauty and Sally Investment Holdings in such capacity, a "Parent Guarantor"), on an unsecured senior basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under the Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise, subject to certain customary release provisions detailed below (all such obligations guaranteed by each Parent Guarantor being herein called the "Parent Guaranteed Obligations"). Each Parent Guarantor, pursuant to its Parent Guarantee, agrees to pay, in addition to the amount stated above, any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Parent Guarantee.

              Each Parent Guarantee is a continuing Guarantee and shall (i) subject to the next two paragraphs, remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other applicable Parent Guaranteed Obligations of the applicable Parent Guarantor then due and owing, (ii) be binding upon such Parent Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

              Each Parent Guarantor will automatically and unconditionally be released from all obligations under its Parent Guarantee, and its Parent Guarantee will thereupon terminate and be discharged and of no further force of effect, (i) upon the merger or consolidation of any Parent Guarantor with and into the Company or another Parent Guarantor or Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Parent Guarantor following the transfer of all of its assets to the Company or another Parent Guarantor or Subsidiary Guarantor, (ii) upon defeasance or covenant defeasance of the Company's obligations, or satisfaction and discharge of the Indenture, or (iii) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all Notes then outstanding and all other Parent Guaranteed Obligations then due and owing. Upon any such occurrence specified in the preceding paragraph, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Parent Guarantee.

              Neither the Company nor any such Parent Guarantor shall be required to make a notation on the Notes to reflect any such Parent Guarantee or any such release, termination or discharge.

Subsidiary Guarantees

              On the Issue Date, each Domestic Subsidiary that guaranteed payment by the Company of any Indebtedness of the Company under the Senior ABL Facility, the 2019 Notes or the 2022 Notes will guarantee payment of the Notes under the Indenture. From and after the Issue Date, the Company will cause each Domestic Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under a Credit Facility, the 2019 Notes or the 2022 Notes to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Domestic Subsidiary will guarantee payment of the Notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the Indenture. In addition, the Company may cause any Subsidiary that is not a Subsidiary Guarantor so to guarantee payment of the Notes and become a Subsidiary Guarantor.

              Each Subsidiary Guarantor, as primary obligor and not merely as surety, will, subject to certain customary release provisions detailed below, jointly and severally, irrevocably and fully and unconditionally Guarantee, on an unsecured senior basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under the Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise, subject to certain customary release provisions detailed below (all such obligations guaranteed by such Subsidiary Guarantors being herein called the "Subsidiary Guaranteed Obligations"). Such Subsidiary Guarantor will agree to pay, in addition to the amount stated above, any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Subsidiary Guarantee.

              The obligations of each Subsidiary Guarantor will be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including but not limited to any Guarantee by it of any Bank Indebtedness), result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

              Each such Subsidiary Guarantee shall be a continuing Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Subsidiary Guaranteed Obligations then due and owing unless earlier terminated as described below, (ii) be binding upon such Subsidiary Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

              Notwithstanding the preceding paragraph, any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary

Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any direct or indirect sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein in accordance with the terms of the Indenture (including the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" and "—Certain Covenants—Merger and Consolidation") by the Company or a Restricted Subsidiary, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company, (ii) at any time that such Subsidiary Guarantor is released from all of its obligations under all of its Guarantees of payment by the Company of any Indebtedness of the Company under all then existing Credit Facilities, the 2019 Notes and the 2022 Notes (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a Subsidiary Guarantee pursuant to the covenant described under "—Certain Covenants—Future Subsidiary Guarantors"), (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Company or another Subsidiary Guarantor, (iv) concurrently with any Subsidiary Guarantor becoming an Unrestricted Subsidiary, (v) upon legal or covenant defeasance of the Company's obligations, or satisfaction and discharge of the Indenture, or (vi) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all Notes then outstanding and all other Subsidiary Guaranteed Obligations then due and owing. In addition, the Company will have the right, upon 30 days' written notice to the Trustee, to cause any Subsidiary Guarantor that has not guaranteed payment by the Company of any Indebtedness of the Company under any then existing Credit Facility, the 2019 Notes and the 2022 Notes to be unconditionally released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect. Upon any such occurrence specified in this paragraph, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Subsidiary Guarantee.

              Neither the Company nor any such Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any such Subsidiary Guarantee or any such release, termination or discharge.

Ranking

              The indebtedness evidenced by the Notes (a) will be unsecured Senior Indebtedness of the Company, (b) will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company, and (c) will be senior in right of payment to all existing and future Subordinated Obligations of the Company. The Notes will also be effectively subordinated to all secured Indebtedness and other liabilities (including trade payables) of the Company to the extent of the value of the assets securing such Indebtedness, and structurally subordinated to all Indebtedness of its Subsidiaries (other than the Co-Issuer and any Subsidiaries that become Subsidiary Guarantors pursuant to the provisions described above under "—Subsidiary Guarantees"). The Notes will have a corresponding status as Indebtedness of the Co-Issuer.

              Each Parent Guarantee (a) will be unsecured Senior Indebtedness of the applicable Parent Guarantor, (b) will rank pari passu in right of payment with all existing and future Senior Indebtedness of such Person and (c) will be senior in right of payment to all existing and future Guarantor Subordinated Indebtedness of such Person. Such Parent Guarantee is also effectively subordinated to all secured Indebtedness of such Person to the extent of the value of the assets securing such Indebtedness, and structurally subordinated to all Indebtedness and other liabilities (including trade payables) of the Subsidiaries of such Person (other than the Company, the Co-Issuer and any

Subsidiaries that become Subsidiary Guarantors pursuant to the provisions described above under "—Subsidiary Guarantees").

              Each Subsidiary Guarantee (a) will be unsecured Senior Indebtedness of the applicable Subsidiary Guarantor, (b) will rank pari passu in right of payment with all existing and future Senior Indebtedness of such Person and (c) will be senior in right of payment to all existing and future Guarantor Subordinated Obligations of such Person. Such Subsidiary Guarantee will also be effectively subordinated to all secured Indebtedness of such Person to the extent of the value of the assets securing such Indebtedness, and structurally subordinated to all Indebtedness and other liabilities (including trade payables) of the Subsidiaries of such Person (other than any Subsidiaries that become Subsidiary Guarantors pursuant to the provisions described above under "—Subsidiary Guarantees").

              All of the operations of the Company are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including holders of the Notes, except for the Co-Issuer and unless such Subsidiary is a Subsidiary Guarantor. The Notes, therefore, will be structurally subordinated to creditors (including trade creditors) and preferred shareholders (if any) of other Subsidiaries of the Company (other than the Co-Issuer and Subsidiaries that become Subsidiary Guarantors with respect to the Notes). Certain of the operations of a Subsidiary Guarantor may be conducted through Subsidiaries thereof that are not also Subsidiary Guarantors. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of such Subsidiary Guarantor, including claims under its Subsidiary Guarantee of the Notes. Such Subsidiary Guarantee, if any, therefore, will be structurally subordinated to creditors (including trade creditors) and preferred shareholders (if any) of such Subsidiaries. Although the Indenture limits the incurrence of Indebtedness (including preferred stock) by certain of the Company's Subsidiaries, such limitation is subject to a number of significant qualifications.

Change of Control

              Upon the occurrence after the Issue Date of a Change of Control (as defined below), each Holder of Notes will have the right to require the Company to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obligated to repurchase Notes pursuant to this covenant in the event that it has exercised its right to redeem all of the Notes as described under "—Optional Redemption."

              The term "Change of Control" means:

                           (i)  any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, provided that (x) so long as the Company is a Subsidiary of any Parent, no "person" shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of the Company unless such "person" shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such Parent and (y) any Voting Stock of which any Permitted Holder is the "beneficial owner" shall not in any case be included in any Voting Stock of which any such "person" is the "beneficial owner";

                          (ii)  the Company merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its

    Restricted Subsidiaries to, another Person (other than one or more Permitted Holders) and any "person" (as defined in clause (i) above), other than one or more Permitted Holders or any Parent, is or becomes the "beneficial owner" (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be, provided that (x) so long as such surviving or transferee Person is a Subsidiary of a parent Person, no "person" shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such "person" shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such parent Person and (y) any Voting Stock of which any Permitted Holder is the "beneficial owner" shall not in any case be included in any Voting Stock of which any such "person" is the beneficial owner; or

                        (iii)  during any period of two consecutive years (during which period the Company has been a party to the Indenture), individuals who at the beginning of such period were members of the Board of Directors of the Company (together with any new members thereof whose election by such Board of Directors or whose nomination for election by holders of Capital Stock of the Company was approved by one or more Permitted Holders or by a vote of a majority of the members of such Board of Directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office.

              In the event that, at the time of such Change of Control, the terms of any Bank Indebtedness constituting Designated Senior Indebtedness restrict or prohibit the repurchase of the Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event not later than 30 days following the date the Company obtains actual knowledge of any Change of Control (unless the Company has exercised its right to redeem all the Notes as described under "—Optional Redemption"), the Company shall, or shall cause one or more of its Subsidiaries to, (i) repay in full all such Bank Indebtedness subject to such terms or offer to repay in full all such Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph. The Company shall first comply with the provisions of the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with such provisions or the provisions of the immediately following paragraph shall constitute an Event of Default described in clause (iv) and not in clause (ii) under "—Defaults" below.

              Unless the Company has exercised its right to redeem all the Notes as described under "—Optional Redemption," the Company shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control having occurred, mail a notice (a "Change of Control Offer") to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased; and (5) if such notice is mailed prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control. No Note will be repurchased in part if less than the Minimum Denomination in original principal amount of such Note would be left outstanding.

              The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

              The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

              The Change of Control purchase feature is a result of negotiations between the Company and the underwriters. The Company has no present plans to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Limitation on Indebtedness" and "—Certain Covenants—Limitation on Liens." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction. In addition, Holders may not be entitled to require the Company to repurchase their Notes in certain circumstances involving a significant change in the composition of the Company's Board of Directors, including in connection with a proxy contest where the Board of Directors initially opposed a dissident slate of directors but approves them later as continuing directors.

              The occurrence of a Change of Control would constitute a default under our Senior ABL Agreement and would require the Company to make an offer to repurchase the 2019 Notes and the 2022 Notes at a price equal to 101% of their principal amount. Agreements governing future Indebtedness of the Company may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased or repaid upon a Change of Control. The Senior ABL Agreement prohibits, and the agreements governing future Indebtedness of the Company may prohibit, the Company from repurchasing the Notes upon a Change of Control unless the Indebtedness governed by such Senior ABL Agreement or the agreements governing such future Indebtedness, as the case may be, has been repurchased or repaid (or an offer made to effect such repurchase or repayment has been made and the Indebtedness of those creditors accepting such offer has been repurchased or repaid) and/or other specified requirements have been met. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such agreements, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company and its Subsidiaries. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relating to the Company's obligation to make an offer to purchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes. As described above under "—Optional Redemption," the Company also has the right to redeem the Notes at specified prices, in whole or in part, upon a Change of Control or otherwise.

              The definition of Change of Control includes a phrase relating to the sale or other transfer of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the holders of the Notes have the right to require the Company to repurchase such Notes.

Certain Covenants

              The Indenture will contain covenants including, among others, the covenants as described below.

              Effectiveness of Covenants.    The Indenture will provide that, if on any day following the Issue Date (a) the Notes have Investment Grade Ratings from both Rating Agencies, and (b) no Default has occurred and is continuing under the Indenture, then, beginning on that day subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this "Description of Notes" section of this prospectus supplement (collectively, the "Suspended Covenants") will be suspended:

  (i)
  "—Limitation on Indebtedness";

  (ii)
  "—Limitation on Restricted Payments";

  (iii)
  "—Limitation on Restrictions on Distributions from Restricted Subsidiaries";

  (iv)
  "—Limitation on Sales of Assets and Subsidiary Stock";

  (v)
  "—Limitation on Transactions with Affiliates";

  (vi)
  "—Future Subsidiary Guarantors"; and

  (vii)
  clause (iii) of the first paragraph of "—Merger and Consolidation."

              During any period that the foregoing covenants have been suspended, the Board of Directors may not designate any Subsidiaries of the Company as Unrestricted Subsidiaries unless such designation would have complied with the covenant described under "—Limitation on Restricted Payments" as if such covenant would have been in effect during such period.

              If on any subsequent date one or both of the Rating Agencies downgrade the ratings assigned to the Notes below an Investment Grade Rating or a Default or an Event of Default occurs and is continuing, the foregoing covenants will be reinstated as of and from the date of such rating decline (any such date, a "Reversion Date"). The period of time between the suspension of covenants as set forth above and the Reversion Date is referred to as the "Suspension Period." Upon such reinstatement, all Indebtedness Incurred during the Suspension Period will be deemed to have been Incurred under the exception provided by clause (b)(iii) of "—Limitation on Indebtedness." With respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments will be calculated as if the covenant described under "—Limitation on Restricted Payments" had been in effect since the Issue Date but excluding the Suspension Period. For purposes of the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock," upon the occurrence of a Reversion Date the amount of Excess Proceeds not applied in accordance with such covenant will be deemed to be reset to zero.

              During the Suspension Period, any reference in the definitions of "Permitted Liens" and "Unrestricted Subsidiary" to the covenant described under "—Limitation on Indebtedness" or any provision thereof shall be construed as if such covenant were in effect during the Suspension Period.

              Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of any failure by the Company or any Subsidiary to comply with the Suspended Covenants during any Suspension Period (or upon termination of the Suspension Period or after that time arising out of events that occurred or actions taken during the Suspension Period) and the Company and any Subsidiary will be permitted, without causing a Default or Event of Default or breach of any kind under the Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby.

              There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

              Limitation on Indebtedness.    The Indenture will provide as follows:

              (a)   The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 2.00:1.00.

              (b)   Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

                           (i)  Indebtedness Incurred pursuant to any Credit Facility (including but not limited to in respect of letters of credit or bankers' acceptances issued or created thereunder) and Indebtedness Incurred other than under any Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to (A) $1,200.0 million, plus (B) the greater of (x) $500.0 million and (y) an amount equal to (1) the Borrowing Base less (2) the aggregate principal amount of Indebtedness Incurred by Special Purpose Subsidiaries that are Domestic Subsidiaries and then outstanding pursuant to clause (ix) of this paragraph (b), plus (C) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

                          (ii)  Indebtedness (A) of any Restricted Subsidiary to the Company or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (ii);

                        (iii)  Indebtedness represented by the Notes (other than any Additional Notes), any Indebtedness (other than the Indebtedness described in clause (ii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) above;

                         (iv)  Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $100.0 million and 11.5% of Consolidated Tangible Assets;

                          (v)  Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Company or any of its Restricted Subsidiaries;

                         (vi)  (A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under "—Limitation on Indebtedness"), or (B) without limiting the covenant described under "—Limitation on Liens," Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under "—Limitation on Indebtedness");

                        (vii)  Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its Incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;

                       (viii)  Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers' acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C) Hedging Obligations, entered into for bona fide hedging purposes, or (D) Management Guarantees, or (E) the financing of insurance premiums in the ordinary course of business, or (F) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement;

                         (ix)  Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing; provided that (1) such Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), (2) in the event such Indebtedness shall become recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), such Indebtedness will be deemed to be, and must be classified by the Company as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this covenant for so long as such Indebtedness shall be so recourse; and (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Company may classify such Indebtedness in whole or in part as Incurred under this clause (b)(ix) of this covenant;

                          (x)  Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise Incurred in connection with, such acquisition), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (A) the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above or (B) the Consolidated Coverage Ratio of the Company would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect thereto; and any Refinancing Indebtedness with respect to any such Indebtedness;

                         (xi)  Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to (A) (1) the Foreign Borrowing Base less (2) the aggregate principal amount of Indebtedness Incurred by Special Purpose Subsidiaries that are Foreign Subsidiaries and then outstanding pursuant to clause (ix) of this paragraph (b) plus (B) in the event of any refinancing of any Indebtedness Incurred under this clause (xi), the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

                        (xii)  Contribution Indebtedness and any Refinancing Indebtedness with respect thereto; and

                       (xiii)  Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $85.0 million and 9.75% of Consolidated Tangible Assets.

              (c)   For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of such clauses (including in part under one such clause and in part under another such clause); and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

              (d)   For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to a Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Issue Date, (ii) any date on which any of the respective commitments under such Credit Facilities shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

              Limitation on Restricted Payments.    The Indenture will provide as follows:

              (a)   The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

                  (1)   a Default shall have occurred and be continuing (or would result therefrom);

                  (2)   the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "—Limitation on Indebtedness"; or

                  (3)   the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date and then outstanding would exceed, without duplication, the sum of:

                      (A)  50% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on July 1, 2006 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

                      (B)  the aggregate Net Cash Proceeds and the fair value (as determined in good faith by the Board of Directors) of property or assets received (x) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date (other than Excluded Contributions and Contribution Amounts) or (y) by the Company or any Restricted Subsidiary from the issuance and sale by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Parent, plus the amount of any cash and the fair value (as determined in good faith by the Board of

        Directors) of any property or assets, received by the Company or any Restricted Subsidiary upon such conversion or exchange;

                      (C)  the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, including dividends or other distributions related to dividends or other distributions made pursuant to clause (x) of the following paragraph (b), or (ii) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

                      (D)  in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments received by the Company or a Restricted Subsidiary and the initial amount of all such Investments constituting Restricted Payments.

              (b)   The provisions of the foregoing paragraph (a) do not prohibit any of the following (each, a "Permitted Payment"):

                           (i)  any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or a substantially concurrent capital contribution to the Company, in each case other than Excluded Contributions and Contribution Amounts; provided, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (3)(B) of the preceding paragraph (a);

                          (ii)  any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (w) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Indebtedness of the Company or Refinancing Indebtedness Incurred in compliance with the covenant described under "—Limitation on Indebtedness," (x) from Net Available Cash to the extent permitted by the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock," (y) following the occurrence of a Change of Control (or other similar event described therein as a "change of control"), but only if the Company shall have complied with the covenant described under "—Change of Control" and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Subordinated Obligations or (z) constituting Acquired Indebtedness;

                        (iii)  dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph (a);

                         (iv)  Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions;

                          (v)  loans, advances, dividends or distributions by the Company to any Parent to permit any Parent to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the Company to repurchase or otherwise acquire Capital Stock of any Parent or the Company (including any options, warrants or other rights in respect thereof), in each case from Management Investors, such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (x)(1) $15.0 million, plus (2) $3.0 million multiplied by the number of calendar years that have commenced since the Issue Date, plus (y) the Net Cash Proceeds received by the Company since the Issue Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under clause (3)(B)(x) of the preceding paragraph (a), plus (z) the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary (or by any Parent and contributed to the Company) since the Issue Date to the extent such cash proceeds are not included in any calculation under clause (3)(A) of the preceding paragraph (a);

                         (vi)  the payment by the Company of, or loans, advances, dividends or distributions by the Company to any Parent to pay, dividends on the common stock or equity of the Company or any Parent following a public offering of such common stock or equity in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Company (whether directly, or indirectly through a contribution to common equity capital) in or from such public offering;

                        (vii)  Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed an amount (net of repayments of any such loans or advances) equal to the greater of $50.0 million and 5.75% of Consolidated Tangible Assets;

                       (viii)  loans, advances, dividends or distributions to any Parent or other payments by the Company or any Restricted Subsidiary (A) pursuant to the Tax Sharing Agreement or (B) to pay or permit any Parent to pay any Parent Expenses or any Related Taxes;

                         (ix)  payments by the Company, or loans, advances, dividends or distributions by the Company to any Parent to make payments, to holders of Capital Stock of the Company or any Parent in lieu of issuance of fractional shares of such Capital Stock, not to exceed $5.0 million in the aggregate outstanding at any time;

                          (x)  dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;

                         (xi)  the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of the covenant described under "Certain Covenants—Limitation on Indebtedness" above; and

                        (xii)  other Restricted Payments if, immediately after giving effect to such Restricted Payment (including the incurrence of any Indebtedness to finance such payment) as if it had occurred at the beginning of the most recently ended four full fiscal quarters for which consolidated financial statements of the Company are available, the Consolidated Total Leverage Ratio would have been less than or equal to 3.25:1.00;

provided, that (A) in the case of clauses (iii), (vi), (ix) and (xii), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in the case of clause (v), at the time of any calculation of the amount of Restricted Payments, the net amount of Permitted Payments that have then actually been made under clause (v) that is in excess of 50% of the total amount of Permitted Payments then permitted under clause (v) shall be included in such calculation of the amount of Restricted Payments, (C) in all cases other than pursuant to clauses (A) and (B) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (D) solely with respect to clauses (vii) and (xii), no Default or Event of Default shall have occurred or be continuing at the time of any such Permitted Payment after giving effect thereto.

              Limitation on Restrictions on Distributions from Restricted Subsidiaries.    The Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company (provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction), except any encumbrance or restriction:

                  (1)   pursuant to an agreement or instrument in effect at or entered into on the Issue Date, any Credit Facility, the Indenture or the Notes;

                  (2)   pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation); provided that for purposes of this clause (2), if a Person other than the Company is the Successor Company with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

                  (3)   pursuant to an agreement or instrument (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this covenant or this clause (3) (an "Initial Agreement") or contained in any amendment, supplement or other modification to an Initial Agreement (an "Amendment"); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Holders of the Notes than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);

                  (4)   (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and joint venture and other similar agreements entered into in the ordinary course of business), (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary, or (I) pursuant to Hedging Obligations;

                  (5)   with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

                  (6)   by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; or

                  (7)   pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Indebtedness" (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, (B) relating to any sale of receivables by a Foreign Subsidiary or (C) relating to Indebtedness of or a Financing Disposition by or to or in favor of any Special Purpose Entity.

              Limitation on Sales of Assets and Subsidiary Stock.    The Indenture will provide as follows:

              (a)   The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

                           (i)  the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $25.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration),

                          (ii)  in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $15.0 million or more, at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash, and

                        (iii)  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

                      (A)  first, either (x) to the extent the Company elects (or is required by the terms of any Bank Indebtedness, any Senior Indebtedness of the Company or any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor), to prepay, repay or purchase any such Indebtedness or (in the case of letters of credit, bankers' acceptances or other similar instruments) cash collateralize any such Indebtedness (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or (y) to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with an amount equal to Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or, if such investment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 365 days to complete, the period of time necessary to complete such project;

                      (B)  second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above (such balance, the "Excess Proceeds"), to make an offer to purchase Notes and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any other Senior Indebtedness of the Company or a Restricted Subsidiary, pursuant and subject to the conditions of the Indenture and the agreements governing such other Indebtedness; and

                      (C)  third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

              Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash or equivalent amount in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions or equivalent amount that is not applied in accordance with this covenant exceeds $30.0 million. If the aggregate principal amount of Notes or other Indebtedness of the Company or a Restricted Subsidiary validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between such Notes and such other Indebtedness of the Company or a Restricted Subsidiary, with the portion of the Excess Proceeds payable in respect of such Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of such Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount of the relevant other Indebtedness of the Company or a Restricted Subsidiary, and (y) the aggregate principal amount of Notes validly tendered and not withdrawn.

              For the purposes of clause (ii) of paragraph (a) above, the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, (5) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary, (6) Additional Assets and (7) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause, not to exceed an aggregate amount at any time outstanding equal to the greater of $50.0 million and 5.75% of Consolidated Tangible Assets (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

              (b)   In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (iii)(B) of paragraph (a) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Notes, the remaining Net Available Cash will be available to the Company for use in accordance with clause (iii)(B) of paragraph (a) above (to repay other Indebtedness of the Company or a Restricted Subsidiary) or clause (iii)(C) of paragraph (a) above. The Company shall not be required to make an Offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (iii)(A) of paragraph (a) above) is less than $30.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). No Note will be repurchased in part if less than the Minimum Denomination in original principal amount of such Note would be left outstanding.

              (c)   The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

              Limitation on Transactions with Affiliates.    The Indenture will provide as follows:

              (a)   The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $15.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors. For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

              (b)   The provisions of the preceding paragraph (a) will not apply to:

                           (i)  any Restricted Payment Transaction,

                          (ii)  (1) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (3) the payment of reasonable fees to directors of the Company or any of its Subsidiaries (as determined in good faith by the Company or such Subsidiary), (4) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case, or (5) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term),

                        (iii)  any transaction between or among any of the Company, one or more Restricted Subsidiaries, or one or more Special Purpose Entities,

                         (iv)  any transaction arising out of agreements or instruments in existence on the Issue Date (including, without limitation, the Tax Sharing Agreement) and any payments made pursuant thereto,

                          (v)  any transaction in the ordinary course of business on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company,

                         (vi)  any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity, and

                        (vii)  any issuance or sale of Capital Stock (other than Disqualified Stock) of the Company or capital contribution to the Company.

              Limitation on Liens.    The Indenture will provide that the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of the Indenture or thereafter acquired, securing any Indebtedness (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations or Guarantor Subordinated Obligations) such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Notes or any such Subsidiary Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of the Indenture or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the Company that is governed by the provisions of the covenant described under

"—Merger and Consolidation" below) to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.

              Future Subsidiary Guarantors.    As set forth more particularly under "—Subsidiary Guarantees," the Indenture will provide that from and after the Issue Date the Company will cause each Domestic Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under a Credit Facility, the 2019 Notes or the 2022 Notes to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Domestic Subsidiary will guarantee payment of the Notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the Indenture. The Company will also have the right to cause any other Subsidiary so to guarantee payment of the Notes. Subsidiary Guarantees will be subject to release and discharge under certain circumstances prior to payment in full of the Notes. See "—Subsidiary Guarantees."

              SEC Reports.    The Indenture will provide that, notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as the Notes are outstanding, the annual reports, information, documents and other reports that the Company is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if the Company were so subject. The Company will also, within 15 days after the date on which the Company was so required to file or would be so required to file if the Company were so subject, transmit by mail to all Holders, as their names and addresses appear in the Note Register, and to the Trustee (or make available on a Company website) copies of any such information, documents and reports (without exhibits) so required to be filed. Notwithstanding the foregoing, if any audited or reviewed financial statements or information required to be included in any such filing are not reasonably available on a timely basis as a result of the Company's accountants not being "independent" (as defined pursuant to the Exchange Act and the rules and regulations of the SEC thereunder), the Company may, in lieu of making such filing or transmitting or making available the information, documents and reports so required to be filed, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information, provided that (a) the Company shall in any event be required to make such filing and so transmit or make available such audited or reviewed financial statements or information no later than the first anniversary of the date on which the same was otherwise required pursuant to the preceding provisions of this paragraph (such initial date, the "Reporting Date") and (b) if the Company makes such an election and such filing has not been made, or such information, documents and reports have not been transmitted or made available, as the case may be, within 90 days after such Reporting Date, liquidated damages will accrue on the Notes at a rate of 0.50% per annum from the date that is 90 days after such Reporting Date to the earlier of (x) the date on which such filing has been made, or such information, documents and reports have been transmitted or made available, as the case may be, and (y) the first anniversary of such Reporting Date (provided that not more than 0.50% per annum in liquidated damages shall be payable for any period regardless of the number of such elections by the Company). The Company will be deemed to have satisfied the requirements of this paragraph if any Parent files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by such Parent. The Company also will comply with the other provisions of TIA § 314(a). The Trustee shall have no responsibility or liability whatsoever for determining whether or not such filings have occurred.

Merger and Consolidation

              The Indenture will provide that the Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                           (i)  the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Notes and the Indenture by executing and delivering to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee;

                          (ii)  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

                        (iii)  immediately after giving effect to such transaction, either (A) the Successor Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," or (B) the Consolidated Coverage Ratio of the Company (or, if applicable, the Successor Company with respect thereto) would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction;

                         (iv)  each Guarantor (other than (x) any Guarantor that will be released from its obligations under its Guarantee in connection with such transaction and (y) any party to any such consolidation or merger) shall have delivered a supplemental indenture in form reasonably satisfactory to the Trustee, confirming its Guarantee (other than any Guarantee that will be discharged or terminated in connection with such transaction); and

                          (v)  the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph, provided that (x) in giving such opinion such counsel may rely on an Officer's Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this covenant.

              Any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness."

              The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under the Indenture, except that the predecessor Company in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

              Clauses (ii) and (iii) of the first paragraph of this "Merger and Consolidation" covenant will not apply to any transaction in which (1) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company or (2) the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

Defaults

              An Event of Default will be defined in the Indenture as:

                           (i)  a default in any payment of interest on any Note when due, continued for 30 days;

                          (ii)  a default in the payment of principal of any Note when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

                        (iii)  the failure by the Company to comply with its obligations under the first paragraph of the covenant described under "—Merger and Consolidation" above;

                         (iv)  the failure by the Company to comply for 30 days after notice with any of its obligations under the covenant described under "—Change of Control" above (other than a failure to purchase Notes);

                          (v)  the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture;

                         (vi)  the failure by any Guarantor to comply for 45 days after notice with its obligations under its Subsidiary Guarantee or Parent Guarantee, as applicable;

                        (vii)  the failure by the Company or any Restricted Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $40.0 million or its foreign currency equivalent; provided, that no Default or Event of Default will be deemed to occur with respect to any such accelerated Indebtedness that is paid or otherwise acquired or retired within 20 Business Days after such acceleration (the "cross acceleration provision");

                       (viii)  certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary, or of other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person (the "bankruptcy provisions");

                         (ix)  the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $40.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary, or jointly and severally against other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person, that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision"); or

                          (x)  the failure of any Parent Guarantee, or of any Subsidiary Guarantee by a Guarantor that is a Significant Subsidiary, to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any Parent Guarantor or any Subsidiary Guarantor that is a Significant Subsidiary, of its obligations under the Indenture or any Parent Guarantee or Subsidiary Guarantee, as the case may be, if such Default continues for 10 days.

              The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

              However, a Default under clause (iv), (v) or (vi) will not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in such clause after receipt of such notice.

              If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 30% in principal amount of the outstanding Notes by written notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.

              Notwithstanding the foregoing, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued but unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

              Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) Holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

              The Indenture will provide that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default occurring during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event that would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

              Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment or waiver may (i) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note, or change the date on which any Note may be redeemed as described under "—Optional Redemption" above, (v) make any Note payable in money other than that stated in such Note, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder's Notes, or (vii) make any change in the amendment or waiver provisions described in this sentence.

              Without the consent of any Holder, the Company, the Co-Issuer, the Trustee and (as applicable) any Subsidiary Guarantor or Parent Guarantor may amend the Indenture to cure any ambiguity, manifest error, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of the Company, the Co-Issuer or a Subsidiary Guarantor or Parent Guarantor under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees with respect to the Notes, to secure the Notes, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under the Indenture, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to provide for or confirm the issuance of Additional Notes, to conform the text of the Indenture, the Notes or any Subsidiary Guarantee or Parent Guarantee to any provision of this "Description of Notes" (to the extent that such provision in this "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Notes or any Subsidiary Guarantee or Parent Guarantee, as provided in an Officer's Certificate), to make any change that does not materially adversely affect the rights of any Holder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or otherwise.

              The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver. Until an amendment or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by such Noteholder and every subsequent Holder of all or part of the related Note. Any such Noteholder or subsequent holder may revoke such consent as to its Note by written notice to the Trustee or the Company, received thereby before the date on which the Company certifies to the Trustee that the Holders of the requisite principal amount of Notes have consented to such amendment or waiver. After an amendment or waiver under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment or waiver.

Defeasance

              The Company at any time may terminate all obligations of the Company and the Co-Issuer under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

              The Company at any time may terminate its obligations under certain covenants under the Indenture, including the covenants described under "—Certain Covenants" and "Change of Control," the operation of the default provisions relating to such covenants described under "—Defaults" above, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "—Defaults" above, and the limitations contained in clauses (iii), (iv) and (v) under "—Merger and Consolidation" above ("covenant defeasance"). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor and each Parent Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee or Parent Guarantee, respectively.

              The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (v) (as it relates to the covenants described under "—Certain Covenants" above), (vi), (vii), (viii) (but only with respect to events of bankruptcy, insolvency or reorganization of a Subsidiary), (ix) or (x) under "—Defaults" above or because of the failure of the Company to comply with clause (iii), (iv) or (v) under "—Merger and Consolidation" above.

              Either defeasance option may be exercised to any redemption date or to the maturity date for the Notes. In order to exercise either defeasance option, the Company must irrevocably deposit or cause to be deposited in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations, or a combination thereof, sufficient (without reinvestment), in the opinion of an independent firm of certified public accountants, to pay principal of, and premium (if any) and interest on, the Notes to redemption or maturity, as the case may be (provided that if such redemption is made pursuant to the provisions described in the seventh paragraph under "Optional Redemption," (x) the amount of money or U.S. Government Obligations, or a combination thereof, that the Company must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit, and (y) the Company must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date), and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders and beneficial owners of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel (x) must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the Issue Date and (y) need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year, or have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company).

Satisfaction and Discharge

              The Indenture will be discharged and cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes and related Guarantees when (i) either (a) all Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes, and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Company) have been delivered to the Trustee for cancellation or (b) all Notes not previously delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee money, U.S. Government Obligations or a combination thereof, sufficient (without reinvestment) to pay and discharge the entire indebtedness on the Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of redemption or their Stated Maturity, as the case may be (provided that if such redemption is made pursuant to the provisions described in the seventh paragraph under "Optional Redemption," (x) the amount of money or U.S. Government Obligations, or a combination thereof, that the Company must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit, and (y) the Company must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date); (iii) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (iv) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the "Satisfaction and Discharge" section of the Indenture relating to the satisfaction and discharge of the Indenture have been complied with, provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)).

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

              No director, officer, employee, incorporator or stockholder of the Company, the Co-Issuer, any Subsidiary Guarantor, any Parent Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company, the Co-Issuer, any Subsidiary Guarantor or any Parent Guarantor under the Indenture, the Notes, any Subsidiary Guarantee or any Parent Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Concerning the Trustee

              Wells Fargo Bank, National Association is the Trustee under the Indenture and will be the Registrar and Paying Agent with regard to the Notes.

              The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

              The Indenture and the TIA impose certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, that if it acquires any conflicting interest as described in the TIA, it must eliminate such conflict, apply to the SEC for permission to continue as Trustee with such conflict, or resign.

Transfer and Exchange

              A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require such Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require such Noteholder to pay any taxes or other governmental charges required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption or purchase or to transfer or exchange any Note for a period of 15 Business Days prior to the day of the mailing of the notice of redemption or purchase. No service charge will be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with the transfer or exchange. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

Governing Law

              The Indenture will provide that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

Certain Definitions

              "2019 Notes" means the Issuers' 6.875% Senior Notes due 2019 issued on November 8, 2011.

              "2022 Notes" means the Issuers' 5.75% Senior Notes due 2022 issued on May 18, 2012 and September 10, 2012.

              "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

              "Additional Assets" means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Company or a Restricted Subsidiary or otherwise useful in a Related Business (including any capital expenditures on any property or assets already so used); (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

              "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Company or a Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (iv) any Restricted Payment Transaction, (v) a disposition that is governed by the provisions described under "—Merger and Consolidation," (vi) any Financing Disposition, (vii) any "fee in lieu" or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (viii) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business, (ix) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale/leaseback transaction or asset securitization, (x) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, (xi) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiii) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors, or (xiv) any disposition or series of related dispositions for aggregate consideration not to exceed $10.0 million.

              "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of any Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

              "Board of Directors" means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, "Board of Directors" means the Board of Directors of the Company.

              "Borrowing Base" means the sum of (1) 85% of the book value of Inventory of the Company and its Domestic Subsidiaries, (2) 85% of the book value of Receivables of the Company and its Domestic Subsidiaries and (3) cash, Cash Equivalents and Temporary Cash Investments of the Company and its Domestic Subsidiaries (in each case, determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith).

              "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a Paying Agent maintains its office).

              "Capital Stock" of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

              "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

              "Cash Equivalents" means any of the following: (a) securities issued or fully guaranteed or insured by the United States of America or a member state of the European Union or any agency or instrumentality of any thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any lender under the Senior ABL Agreement or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) money market instruments, commercial paper or other short-term obligations rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (d) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended and (e) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors.

              "Code" means the Internal Revenue Code of 1986, as amended.

              "Co-Issuer" means Sally Capital Inc., a Delaware corporation, and any successor in interest thereto.

              "Commodities Agreement" means, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

              "Company" means Sally Holdings LLC, a Delaware limited liability company, and any successor in interest thereto.

              "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, that

                  (1)   if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

                  (2)   if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a "Discharge") or if the transaction giving rise to the need to calculate the Consolidated

    Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

                  (3)   if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

                  (4)   if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a "Purchase"), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

                  (5)   if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

              For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction which cost savings or synergies shall consist solely of operating expense reductions and other operating improvements or synergies reasonably expected to result from such Sale, Purchase or other transaction to the extent reasonably anticipated to be realized and supportable in the good faith judgment of the Company and actions necessary for realization thereof have been taken or are to be taken within 12 months of the applicable Sale, Purchase or other transaction and to the extent such actions shall not have been taken within such period, such cost savings and synergies shall not be given further effect) shall be as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

              "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (ii) Consolidated Interest Expense and any Special Purpose Financing Fees, (iii) depreciation, amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by the Indenture (whether or not consummated or incurred) and (v) the amount of any minority interest expense.

              "Consolidated Interest Expense" means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (d) non-cash interest expense, (e) the interest portion of any deferred payment obligation and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a consolidated basis in accordance with GAAP; provided, that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

              "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, that there shall not be included in such Consolidated Net Income:

                           (i)  any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iii) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and (B) the Company's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person,

                          (ii)  solely for purposes of determining the amount available for Restricted Payments under clause (a)(3)(A) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments," any net income (loss) of any Restricted Subsidiary that is not the Co-Issuer or a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Notes or the Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Issue Date), except that (A) subject to the limitations contained in clause (iii) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

                        (iii)  any gain or loss realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors),

                         (iv)  any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with any acquisition, merger or consolidation after the Issue Date),

                          (v)  the cumulative effect of a change in accounting principles,

                         (vi)  all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,

                        (vii)  any unrealized gains or losses in respect of Currency Agreements,

                       (viii)  any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person,

                         (ix)  any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards,

                          (x)  to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary, and

                         (xi)  any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments).

              In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (iv) above in any determination thereof, the Company will deliver an Officer's Certificate to the Trustee promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge. Notwithstanding the foregoing, for the purpose of clause (a)(3)(A) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary, and any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments consisting of Restricted Payments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Company to increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(C) or (D) thereof.

              "Consolidated Tangible Assets" means, as of any date of determination, the total assets less the sum of the goodwill, net, and other intangible assets, net, in each case reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Company for which such a balance sheet is available, determined on a Consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

              "Consolidated Total Indebtedness" means, as of any date of determination, an amount equal to the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by bonds, notes, debentures or similar instruments, as determined and calculated in accordance with GAAP.

              "Consolidated Total Leverage Ratio" means, as of any date of determination, the ratio of (a)(i) Consolidated Total Indebtedness, minus (ii) cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a consolidated basis in an aggregate amount not to exceed $100.0 million, in each case as of the end of the most recent fiscal quarter ending prior to the date of such determination for which consolidated financial statements of the Company are available to (b) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Coverage Ratio."

              "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

              "Contribution Amounts" means the aggregate amount of capital contributions applied by the Company to permit the Incurrence of Contribution Indebtedness pursuant to clause (b)(xii) of the covenant described under "—Certain Covenants—Limitation on Indebtedness."

              "Contribution Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Company or such Restricted Subsidiary after the Issue Date (whether through the issuance or sale of Capital Stock or otherwise); provided that such Contribution Indebtedness (a) is incurred within 180 days after the making of the related cash contribution and (b) is so designated as Contribution Indebtedness pursuant to an Officer's Certificate on the date of Incurrence thereof.

              "Credit Facilities" means one or more of (i) the Senior ABL Facility and (ii) any other facilities or arrangements designated by the Company, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans, receivables financings (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables or the creation of any Liens in respect of such receivables in favor of such institutions), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

              "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

              "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

              "Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation.

              "Designated Senior Indebtedness" means with respect to a Person (i) the Bank Indebtedness under or in respect of the Senior ABL Facility and (ii) any other Senior Indebtedness of such Person that, at the date of determination, has an aggregate principal amount equal to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in an agreement or instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

              "Disinterested Directors" means, with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Company, or one or more members of the Board of Directors of a Parent, having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member's holding Capital Stock of the Company or any Parent or any options, warrants or other rights in respect of such Capital Stock.

              "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or an Asset Disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or an Asset Disposition), in whole or in part, in each case on or prior to the final Stated Maturity of the Notes.

              "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Excluded Contribution" means Net Cash Proceeds, or the Fair Market Value of property or assets, received by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer's Certificate of the Company and not previously included in the calculation set forth in clause (a)(3)(B)(x) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" for purposes of determining whether a Restricted Payment may be made.

              "Fair Market Value" means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Board of Directors, whose determination will be conclusive.

              "Financing Disposition" means any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets by the Company or any Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with the Incurrence by a Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

              "Foreign Borrowing Base" means the sum of (1) 85% of the book value of Inventory of Foreign Subsidiaries, (2) 85% of the book value of Receivables of Foreign Subsidiaries, and (3) cash, Cash Equivalents and Temporary Cash Investments of Foreign Subsidiaries (in each case, determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith); provided that the Foreign Borrowing Base shall in no event be less than the amount thereof determined as of June 30, 2006.

              "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of the Company that has no material assets other than securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), and other assets relating to an ownership interest in any such securities, Indebtedness or Subsidiaries.

              "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Borrowing Base," "Consolidated Coverage Ratio," "Consolidated EBITDA," "Consolidated Interest Expense," "Consolidated Net Income," "Consolidated Tangible Assets," "Consolidated Total Indebtedness," "Consolidated Total Leverage Ratio," "Foreign Borrowing Base" and "Indebtedness," all defined terms in the Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

              "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

              "Guarantors" means the Parent Guarantors and the Subsidiary Guarantors.

              "Guarantor Subordinated Obligations" means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Guarantor under its Guarantee pursuant to a written agreement.

              "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

              "Holder" or "Noteholder" means the Person in whose name a Note is registered in the Note Register.

              "Holding" means Sally Beauty Holdings, Inc., a Delaware corporation, and any successor in interest thereto.

              "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms "Incurs," "Incurred" and "Incurrence" shall have a correlative meaning; provided, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

              "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                           (i)  the principal of indebtedness of such Person for borrowed money,

                          (ii)  the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

                        (iii)  all reimbursement obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers' acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

                         (iv)  all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

                          (v)  all Capitalized Lease Obligations of such Person,

                         (vi)  the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than the Co-Issuer or a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock),

                        (vii)  all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons,

                       (viii)  all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person, and

                         (ix)  to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

              For the avoidance of doubt, any operating leases, as such instruments would be determined in accordance with GAAP on the Issue Date, shall be deemed not to constitute Indebtedness.

              The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Indenture, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

              "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

              "Intermediate Holdings" means Sally Investment Holdings LLC, a Delaware limited liability company, and any successor in interest thereto.

              "Inventory" means goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

              "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such

Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, that to the extent that the amount of Restricted Payments outstanding at any time pursuant to paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments."

              "Investment Grade Rating" means a rating of Baa3 or better by Moody's and BBB- or better by S&P (or, in either case, the equivalent of such rating by such organization), or an equivalent rating by any other Rating Agency.

              "Issue Date" means the first date on which Notes are issued.

              "Liabilities" means, collectively, any and all claims, obligations, liabilities, causes of actions, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

              "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

              "Management Advances" means (1) loans or advances made to directors, officers or employees of any Parent, the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $7.5 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under the covenant described under "—Certain Covenants—Limitation on Indebtedness."

              "Management Guarantees" means guarantees (x) of up to an aggregate principal amount outstanding at any time of $20.0 million of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers or employees of any Parent, the Company or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $7.5 million in the aggregate outstanding at any time.

              "Management Investors" means the officers, directors, employees and other members of the management of any Parent, the Company or any of their respective Subsidiaries, or family members or relatives thereof (provided that, solely for purposes of the definition of "Permitted Holders," such relatives shall include only those Persons who are or become Management Investors in connection with estate planning for or inheritance from other Management Investors, as determined in good faith by the Company, which determination shall be conclusive), or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or any Parent.

              "Management Stock" means Capital Stock of the Company or any Parent (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

              "Moody's" means Moody's Investors Service, Inc., and its successors.

              "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or to be accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock"), (ii) all payments made, and all installment payments required to be made, on any Indebtedness (x) that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or (y) that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, including but not limited to any payments required to be made to increase borrowing availability under the Senior ABL Facility (or any other revolving credit facility), (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition, (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition, and (v) the amount of any purchase price or similar adjustment (x) claimed by any Person to be owed by the Company or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (y) paid or payable by the Company or any Restricted Subsidiary, in either case in respect of such Asset Disposition.

              "Net Cash Proceeds," with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

              "Obligations" means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

              "Officer" means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an "Officer" for the purposes of the Indenture by the Board of Directors).

              "Officer's Certificate" means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person and delivered to the Trustee.

              "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

              "Parent" means any of Holding, Intermediate Holdings, and any Other Parent and any other Person that is a Subsidiary of Holding, Intermediate Holdings, or any Other Parent and of which the Company is a Subsidiary. As used herein, "Other Parent" means a Person of which the Company becomes a Subsidiary after the Issue Date, provided that either (x) immediately after the Company first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of a Parent of the Company immediately prior to the Company first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the Company first becoming a Subsidiary of such Person.

              "Parent Expenses" means (i) costs (including all professional fees and expenses) incurred by any Parent in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, the Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by any Parent in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business or businesses of the Company or any Subsidiary thereof, (iii) indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (iv) other operational expenses of any Parent incurred in the ordinary course of business, and (v) fees and expenses incurred by any Parent in connection with any offering of Capital Stock or Indebtedness, (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

              "Parent Guarantee" means any guarantee that may from time to time be entered into by any Parent on the Issue Date or after the Issue Date with respect to the Notes. As used in the Indenture, "Parent Guarantee" refers to a Parent Guarantee of the Notes.

              "Parent Guarantor" means any Parent that enters into a Parent Guarantee. As used in the Indenture, "Parent Guarantor" refers to a Parent Guarantor of the Notes.

              "Permitted Holder" means any of the following: (i) any of the Management Investors and their respective Affiliates; and (ii) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Capital Stock of any Parent or the Company. In addition, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture, together with its Affiliates, shall thereafter constitute Permitted Holders.

              "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

                           (i)  a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

                          (ii)  another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

                        (iii)  Temporary Cash Investments or Cash Equivalents;

                         (iv)  receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

                          (v)  any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock";

                         (vi)  securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

                        (vii)  Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

                       (viii)  Currency Agreements, Interest Rate Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness";

                         (ix)  pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens" or made in connection with Liens permitted under the covenant described under "—Certain Covenants—Limitation on Liens";

                          (x)  (1) Investments in or by any Special Purpose Subsidiary, or in connection with a Financing Disposition by or to or in favor of any Special Purpose Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Company, or any Parent, provided that if such Parent receives cash from the relevant Special Purpose Entity in exchange for such note, an equal cash amount is contributed by any Parent to the Company;

                         (xi)  bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

                        (xii)  Notes;

                       (xiii)  any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), or Capital Stock of any Parent, as consideration;

                       (xiv)  Management Advances;

                        (xv)  Investments in Related Businesses in an aggregate amount outstanding at any time not to exceed the greater of $50.0 million and 5.75% of Consolidated Tangible Assets;

                       (xvi)  any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Transactions with Affiliates" (except transactions described in clauses (i), (v) and (vi) of such paragraph); and

                      (xvii)  other Investments in an aggregate amount outstanding at any time not to exceed the greater of $50.0 million and 5.75% of Consolidated Tangible Assets.

              If any Investment pursuant to clause (xv) or (xvii) above is made in any Person that is not a Restricted Subsidiary and such Person thereafter becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and not clause (xv) or (xvii) above for so long as such Person continues to be a Restricted Subsidiary.

              "Permitted Liens" means:

                           (i)  Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

                          (ii)  carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

                        (iii)  pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

                         (iv)  pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

                          (v)  easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

                         (vi)  Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

                        (vii)  (1) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (2) any condemnation or eminent domain proceedings affecting any real property;

                       (viii)  Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Hedging Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness";

                         (ix)  Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

                          (x)  leases, subleases, licenses or sublicenses to third parties;

                         (xi)  Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of (1) Indebtedness Incurred in compliance with clause (b)(i), (b)(iv), (b)(v), (b)(vii), (b)(viii), (b)(ix) or (b)(xi) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," or clause (b)(iii) thereof (other than the Notes and Refinancing Indebtedness Incurred in respect of Indebtedness described in paragraph (a) thereof), (2) Bank Indebtedness, (3) the Notes, (4) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor, (5) Indebtedness or other obligations of any Special Purpose Entity, or (6) obligations in respect of Management Advances or Management Guarantees; in each case including Liens securing any Guarantee of any thereof;

                        (xii)  Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

                       (xiii)  Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

                       (xiv)  any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

                        (xv)  Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

                       (xvi)  Liens (1) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, (2) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (3) on receivables (including related rights), (4) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (5) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities, (6) in favor of the Company or any Restricted Subsidiary (other than Liens on property or assets of the Company or any Subsidiary Guarantor in favor of any Restricted Subsidiary that is not a Subsidiary Guarantor), (7) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (8) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (9) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, (10) arising in connection with repurchase agreements permitted under the covenant described under "—Certain Covenants—Limitation on Indebtedness," on assets that are the subject of such repurchase agreements or (11) in favor of any Special Purpose Entity in connection with any Financing Disposition; and

                      (xvii)  other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $25.0 million at any time outstanding.

              "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

              "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

              "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

              "Rating Agency" means Moody's or S&P or, if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for Moody's or S&P or both, as the case may be.

              "Receivable" means a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP.

              "refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in the Indenture shall have a correlative meaning.

              "Refinancing Indebtedness" means Indebtedness that is Incurred to refinance any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, that (1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, the Notes), (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not the Co-Issuer or a Subsidiary Guarantor that refinances Indebtedness of the Company, the Co-Issuer or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to the covenant described under "—Certain Covenants—Limitation on Indebtedness" or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

              "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on the date of the Indenture, or that are similar, related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

              "Related Taxes" means (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed by any government or other taxing authority on payments made by any Parent other than to another Parent), required to be paid by any Parent by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company, any of its Subsidiaries or any Parent), or being a holding company parent of the Company, any of its Subsidiaries or any Parent or receiving dividends from or other distributions in respect of the Capital Stock of the Company, any of its Subsidiaries or any Parent, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company or any of its Subsidiaries is permitted to make payments to any Parent pursuant to the covenant described under "—Certain Covenants—Limitation on Restricted Payments," or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Company or any Subsidiary thereof, (y) any taxes attributable to any taxable period (or portion thereof) ending on or prior to the Issue Date or (z) any other federal, state, foreign, provincial or local taxes measured by income for which any Parent is liable up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a combined basis as if the Company had filed a combined return on behalf of an affiliated group consisting only of the Company and its Subsidiaries.

              "Restricted Payment Transaction" means any Restricted Payment permitted pursuant to the covenant described under "—Certain Covenants—Limitation on Restricted Payments," any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term "Restricted Payment" (including pursuant to the exception contained in clause (i) and the parenthetical exclusions contained in clauses (ii) and (iii) of such definition).

              "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

              "SEC" means the Securities and Exchange Commission.

              "Senior ABL Agreement" means the Credit Agreement, dated as of November 12, 2010 and as amended on June 8, 2012 and July 26, 2013, among the Company, Beauty Systems Group LLC, Sally Beauty Supply LLC, the other borrowers and guarantors party thereto from time to time, the lenders party thereto from time to time, and Bank of America, N.A., as Administrative Agent, Collateral Agent, Canadian Agent and Canadian Collateral Agent, as such agreement may be further amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior ABL Agreement or other credit agreements or otherwise).

              "Senior ABL Facility" means the collective reference to the Senior ABL Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior ABL Agreement or one or more other credit agreements, indentures (including the Indenture) or financing agreements or otherwise). Without limiting the generality of the foregoing, the term "Senior ABL Facility" shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

              "Senior Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary other than, in the case of the Company, Subordinated Obligations and, in the case of any Subsidiary Guarantor, Guarantor Subordinated Obligations.

              "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date.

              "Special Purpose Entity" means (x) any Special Purpose Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

              "Special Purpose Financing" means any financing or refinancing of assets consisting of or including Receivables of the Company or any Restricted Subsidiary that have been transferred to a Special Purpose Entity or made subject to a Lien in a Financing Disposition.

              "Special Purpose Financing Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing.

              "Special Purpose Financing Undertakings" means representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Company or any of its Restricted Subsidiaries that the Company determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose Financing or a Financing Disposition; provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes or (ii) Hedging Obligations, or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by the Company or any Restricted Subsidiary, in respect of any Special Purpose Financing or Financing Disposition, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the Company or a Restricted Subsidiary that is not a Special Purpose Subsidiary.

              "Special Purpose Subsidiary" means a Subsidiary of the Company that (a) is engaged solely in (x) the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and (y) any business or activities incidental or related to such business, and (b) is designated as a "Special Purpose Subsidiary" by the Company.

              "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

              "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

              "Subordinated Obligations" means any Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter Incurred) that is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

              "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency)

to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

              "Subsidiary Guarantee" means any guarantee that may from time to time be entered into by a Restricted Subsidiary of the Company on the Issue Date or after the Issue Date pursuant to the covenant described under "—Certain Covenants—Future Subsidiary Guarantors." As used in the Indenture, "Subsidiary Guarantee" refers to a Subsidiary Guarantee of the Notes.

              "Subsidiary Guarantor" means any Restricted Subsidiary of the Company that enters into a Subsidiary Guarantee. As used in the Indenture, "Subsidiary Guarantor" refers to a Subsidiary Guarantor of the Notes.

              "Successor Company" shall have the meaning assigned thereto in clause (i) under "—Merger and Consolidation."

              "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of November 16, 2006, among the Company, Holding and Intermediate Holdings, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

              "Temporary Cash Investments" means any of the following: (i) any investment in (x) direct obligations of the United States of America, a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof or obligations Guaranteed by the United States of America or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under a Credit Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than that of the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Preferred Stock (other than of the Company or any of its Subsidiaries) having a rating of "A" or higher by S&P or "A2" or higher by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(vi) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Board of Directors in the ordinary course of business.

              "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-7bbbb) as in effect on the date of the Indenture, except as provided in the Indenture.

              "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

              "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

              "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, that (A) such designation was made at or prior to the Issue Date, or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (x) the Company could Incur at least $1.00 of additional Indebtedness under paragraph (a) in the covenant described under "—Certain Covenants—Limitation on Indebtedness" or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Special Purpose Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Indebtedness." Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officer's Certificate of the Company certifying that such designation complied with the foregoing provisions.

              "U.S. Government Obligation" means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

              "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

              The Notes will be issued only in fully registered form, without interest coupons. The Notes will be issued only in minimum denominations of the Minimum Denomination and any integral multiple of $1,000 in excess thereof. The Notes will not be issued in bearer form. The Notes sold in this offering will be issued only against payment in immediately available funds.

Global Notes

              The Notes will be issued in the form of one or more registered notes in global form, without interest coupons, or the "Global Notes."

              Upon issuance, each of the Global Notes will be deposited with the Trustee as custodian for The Depository Trust Company, or "DTC," and registered in the name of Cede & Co., as nominee of DTC.

              Ownership of beneficial interests in each Global Note will be limited to persons who have accounts with DTC, or "DTC participants," or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of each Global Note with DTC's custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the underwriters; and

  •
  ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

              Beneficial interests in the Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

Exchanges Among Global Notes

              Beneficial interests in one Global Note may generally be exchanged for interests in another Global Note. A beneficial interest in a Global Note that is transferred to a person who takes delivery through another Global Note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other Global Note.

Book-entry Procedures for Global Notes

              All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

              DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

              DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

              So long as DTC's nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

  •
  will not be entitled to have Notes represented by the Global Note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated Notes; and

  •
  will not be considered the owners or holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

              As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a Holder of Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

              The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, your ability to transfer your beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, your ability to pledge your interests in a Global Note to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

              Payments of principal, premium (if any) and interest with respect to the Notes represented by a Global Note will be made by the Trustee or Paying Agent in Dollars to DTC's nominee, as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

              Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC. Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

              Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

              Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear of Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant's account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

              DTC has advised us that it will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange as described below and the conversion of Notes) only at the direction of one or more participants to whose account with DTC, interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction.

Certificated Notes

              Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 120 days;

  •
  DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 120 days;

  •
  we, at our option, notify the Trustee that we elect to cause the issuance of certificated Notes; or

  •
  an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a written request from DTC to issue the Notes in certificated form.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

              The following is a discussion of certain U.S. federal income tax consequences and, in the case of non-U.S. holders (as defined below), certain U.S. federal estate tax consequences, of the purchase, ownership and disposition of the notes by a beneficial owner of the notes that (i) acquires the notes pursuant to this offering at the public offering price set forth on the front cover of this prospectus supplement and (ii) holds the notes as capital assets for U.S. federal income tax purposes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder (the "Treasury Regulations"), judicial decisions and current administrative rulings and practice, all as in effect and available as of the date hereof and all of which are subject to change or differing interpretation, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income or estate taxation that may be applicable to beneficial owners of the notes in light of their particular circumstances, or to beneficial owners subject to special treatment under U.S. federal income tax law, such as brokers, financial institutions, insurance companies, persons subject to the alternative minimum tax, tax-exempt entities or qualified retirement plans, entities that are treated as partnerships for U.S. federal income tax purposes, United States holders (as defined below) whose functional currency is not the United States dollar, dealers or traders in securities or currencies, certain U.S. expatriates, persons deemed to sell the notes under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations, and persons that hold the notes as part of a straddle, hedge, conversion transaction or other integrated transaction. Furthermore, this discussion does not address any other U.S. federal tax consequences (e.g., gift tax or the Medicare tax on certain investment income) or any state, local or non-U.S. tax laws. This discussion is not intended to constitute a complete analysis of all tax consequences of the purchase, ownership and disposition of the notes. Prospective purchasers of the notes are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences to them in their particular circumstances.

              If you are a partnership (or an entity or arrangement classified as a partnership for United States federal tax purposes) holding notes or a partner in such a partnership, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level, and you should consult your own tax advisor regarding the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.

              As described above under "Description of Notes—Change of Control," under certain circumstances the notes provide for payments in excess of their principal amount. The obligation to pay such amounts may implicate the provisions of Treasury Regulations relating to "contingent payment debt instruments" (the "CPDI Rules"). According to these CPDI Rules, however, the possibility that any such payments in excess of the principal amount will be made will not cause the notes to be treated as subject to the CPDI Rules if, as of the issue date, such contingencies are, in the aggregate, "remote" or "incidental." We believe that the likelihood that we will be obliged to make any such payments on the notes is remote and/or that the amount of such payments, in the aggregate, will be incidental, and thus we intend to take the position that this provision will not require the notes to be subject to the CPDI Rules. Our determination that these contingencies are remote and/or incidental and that the notes are not subject to the CPDI Rules is binding on a beneficial owner of the notes, unless the beneficial owner discloses in the proper manner to the U.S. Internal Revenue Service ("IRS") that it is taking a different position. Our determination is not, however, binding on the IRS, and if the IRS successfully challenged this position, a beneficial owner of the notes subject to U.S. federal income taxation might be required to accrue ordinary income on its notes at a rate in excess of the stated interest rate, and to treat as ordinary income rather than capital gain any gain recognized on a taxable disposition of a note before the resolution of the contingencies. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a beneficial owner of the notes. The remainder of this summary assumes that the notes will not be considered contingent payment debt instruments subject to the CPDI Rules. You are urged to consult your own tax advisors regarding the potential application of the CPDI Rules to the notes and the consequences thereof.

United States Holders

              The following summary applies to you only if you are a United States holder (as defined below).

Definition of a United States Holder

              A "United States holder" is a beneficial owner of a note or notes that is for U.S. federal income tax purposes: an individual citizen or resident of the United States; a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia; an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or a trust, if (1) a United States court is able to exercise primary supervision over the trust's administration and one or more "United States persons" (within the meaning of the Code) has the authority to control all of the trust's substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a "United States person."

Interest

              Interest on your notes will be taxed as ordinary interest income. In addition, if you use the cash method of accounting for U.S. federal income tax purposes, you will have to include the interest on your notes in your gross income at the time you receive the interest. If you use the accrual method of accounting for U.S. federal income tax purposes, you will have to include the interest on your notes in your gross income at the time the interest accrues.

Sale or Other Disposition of Notes

              Your tax basis in your notes generally will be their cost. Upon the sale, redemption, exchange or other taxable disposition of the notes, you generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the disposition (less any amount attributable to accrued interest, which will be taxable as ordinary interest income to the extent not previously included in gross income, in the manner described under "United States Holders—Interest") and your tax basis in the notes.

              Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate United States holder, your long-term capital gain generally will be subject to a preferential rate of U.S. federal income tax.

Non-U.S. Holders

              For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of a note that, for U.S. federal income tax purposes, is (i) an individual who is not a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes other than one that is created in or organized under the laws of the United States, any state or the District of Columbia; (iii) an estate other than one that is subject to U.S. federal income taxation regardless of its source; or (iv) a trust other than a trust with respect to which (A) a court within the United States is able to exercise primary control over its administration and one or more

"United States persons", within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury Regulations to be treated as a United States person. A modified definition of non-U.S. holder applies for U.S. federal estate tax purposes (as discussed below).

Interest

              A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the notes pursuant to the "portfolio interest" exemption provided that (i) such interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder and (ii) the non-U.S. holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock, (B) is not a controlled foreign corporation for U.S. federal income tax purposes related to us directly or constructively through sufficient stock ownership, (C) is not a bank receiving certain types of interest, and (D) satisfies certain certification requirements. Such certification requirements will be met if (x) the non-U.S. holder provides its name and address, and certifies on an IRS Form W-8BEN (or appropriate substitute form), under penalties of perjury, that it is not a United States person or (y) a securities clearing organization or certain other financial institutions holding the note on behalf of the non-U.S. holder certifies on IRS Form W-8IMY, under penalties of perjury, that the certification referred to in clause (x) has been received by it and furnishes us or our paying agent with a copy thereof. We or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the notes is a United States person.

              If interest on the notes is not effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder but such non-U.S. holder cannot satisfy the other requirements of the portfolio interest exemption outlined in the preceding paragraph, interest on the notes generally will be subject to U.S. federal withholding tax at a 30% rate unless the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

              If interest on the notes is effectively connected with the conduct of a trade or business within the United States by a non-U.S. holder and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States, then the non-U.S. holder generally will be subject to U.S. federal income tax on such interest in the same manner as if such holder were a United States person and, in the case of a non-U.S. holder that is a foreign corporation, may also be subject to the branch profits tax (currently imposed at a rate of 30%, or a lower applicable treaty rate). Any such interest will not also be subject to U.S. federal withholding tax, however, if the non-U.S. holder delivers to the applicable withholding agent a properly executed IRS Form W-8ECI in order to claim an exemption from U.S. federal withholding tax.

Disposition of the Notes

              A non-U.S. holder generally will not be subject to U.S. federal income tax (or any withholding thereof) with respect to gain, if any, recognized on the disposition of the notes unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States (in which case the non-U.S. holder will be subject to U.S. federal income tax on such gain in the same manner as if such holder were a United States person), or (ii) in the case of a non-U.S. holder that is a nonresident alien individual, such holder is present in the United States for 183 or more days in the taxable year and certain other conditions are satisfied (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S source capital losses recognized in the same taxable year, generally will be subject to a flat 30% U.S. federal income tax).

              Any proceeds from a disposition of the notes received by a non-U.S. holder that represent accrued but unpaid interest will be subject to the rules discussed above under "Non-U.S. Holders—Interest."

Information Reporting and Backup Withholding

              The applicable withholding agent must report annually to the IRS and to each non-U.S. holder the amount of interest paid on the notes and the tax, if any, withheld with respect to that interest. These information reporting requirements apply even if withholding was not required. Pursuant to an applicable tax treaty or other agreement, copies of the information returns reporting the interest and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides.

              Backup withholding (at a rate of 28%) generally will not apply to payments of interest provided the non-U.S. holder furnishes to the applicable withholding agent the required certification of its non-U.S. status (generally an IRS Form W-8BEN or IRS Form W-8ECI) or otherwise establishes an exemption.

              Payment to a non-U.S. holder of the proceeds of a sale or other disposition of our notes by or through a U.S. office of a broker generally is subject to both information reporting and backup withholding unless the non-U.S. holder certifies to the payor in the manner required as to its non-U.S. status under penalties of perjury (such as by providing a IRS Form W-8BEN) or otherwise establishes an exemption. As a general matter, information reporting and backup withholding will not apply to a payment to a non-U.S. holder of the proceeds of a sale or other disposition of our notes by or through a non-U.S. office of a non-U.S. broker. However, information reporting requirements, but not backup withholding, generally will apply to payment of the proceeds of a sale or other disposition of our common stock by or through a non-U.S. office of a broker if that broker is:

  •
  a U.S. person,

  •
  a non-U.S. person that derives 50% or more of its gross income for specified periods from the conduct of a trade or business in the United States,

  •
  a "controlled foreign corporation" as defined in the Internal Revenue Code, or

  •
  a non-U.S. partnership that at any time during its tax year either (1) has one or more U.S. persons that, in the aggregate, own more than 50% of the income or capital interests in the partnership or (2) is engaged in the conduct of a trade or business in the United States.

              Information reporting requirements will not apply to the payment of the proceeds of a sale or other disposition of our notes if the broker receives a statement from the non-U.S. holder, signed under penalty of perjury, certifying such non-U.S. holder's non-U.S. status or an exemption is otherwise established (generally, such certification is made on IRS Form W-8BEN). Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

              Amounts withheld under the backup withholding rules do not constitute an additional U.S. federal income tax. Rather, any amounts withheld under the backup withholding rules will be refunded or allowed as a credit against the holder's U.S. federal income tax liability, if any, provided the required information and appropriate claim for refund or credit is timely filed with the IRS.

United States Federal Estate Tax

              Notes owned by an individual who is not a U.S. citizen or a resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death generally will not be subject to the U.S. federal estate tax, unless, at the time of the individual's death:

  •
  the individual actually or constructively owns 10% or more of the total combined voting power of all classes of our voting stock; or

  •
  interest on the individual's notes is effectively connected with the individual's conduct of a U.S. trade or business.

Foreign Account Tax Compliance Act

              Legislation enacted in 2010 known as the "Foreign Account Tax Compliance Act" or "FATCA", when applicable, imposes a 30% withholding tax on payments of interest on, and the gross proceeds from the disposition of, certain debt instruments paid after December 31, 2012 to certain non-U.S. entities unless such non-U.S. entity complies with certain reporting requirements regarding its direct and indirect United States accountholders and owners. However, pursuant to final Treasury Regulations and other IRS administrative guidance these new FATCA rules will not apply to (x) interest that is paid on a debt instrument on or before June 30, 2014, or (y) gross proceeds from the disposition of a debt instrument paid on or before December 31, 2016. In addition, these new FATCA rules generally will not apply to debt instruments that are issued before July 1, 2014 unless the terms of such debt instruments are significantly modified on or after July 1, 2014. Prospective purchasers of the notes should consult their own tax advisors regarding the effect, if any, of the FATCA rules for them based on their particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)

              Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as the representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among the issuers, the guarantors named therein and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$50,000,000
J.P. Morgan Securities LLC	35,000,000
Wells Fargo Securities, LLC	35,000,000
Credit Suisse Securities (USA) LLC	20,000,000
Deutsche Bank Securities Inc.	20,000,000
Goldman, Sachs & Co.	20,000,000
RBC Capital Markets, LLC	20,000,000

Total	$200,000,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The representative has advised us that the underwriters propose initially to offer the notes at the offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other term of the offering may be changed.

              The expenses of the offering, not including the underwriting discount, are estimated at $750,000 and are payable by us.

New Issue of Notes

              The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

              We have agreed that we will not, for a period of 30 days after the date of this prospectus supplement, without first obtaining the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

              In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflicts of Interest

              Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC are lenders under our ABL Facility and may receive 5% or more of the proceeds of this offering by reason of the repayment of amounts outstanding under the ABL Facility. Accordingly, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC are deemed to have a "conflict of interest" within the meaning of Rule 5121 ("Rule 5121") of the Financial Industry Regulatory Authority, Inc., and this offering will be conducted in accordance with Rule 5121. Rule 5121 requires that a "Qualified Independent Underwriter" meeting specified requirements must participate in the preparation of the prospectus supplement and exercise its usual standard of due diligence with respect thereto. Goldman, Sachs & Co. has agreed to act as the Qualified Independent Underwriter for this offering and has agreed in so acting to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. Goldman, Sachs & Co. will not receive a fee for acting as the Qualified Independent Underwriter for this offering. We have agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC will not confirm sales to any account over which they exercise discretion without the specific written approval of the account holder.

Other Relationships

              The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, under the Company's ABL Credit Agreement, dated November 12, 2010 and as amended, with respect to our ABL Facility, Bank of America, N.A. serves as the Administration Agent, Collateral Agent and Canadian Agent and also serves as a letter of credit issuer and lender, Credit Suisse AG, Cayman Islands Branch serves as a lender, an affiliate of Deutsche Bank Securities Inc. serves as a lender, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, serves as the documentation agent and a lender, an affiliate of RBC Capital Markets, LLC serves as lender, and Wells Fargo Capital Finance, LLC serves as syndication agent, a joint lead arranger and a joint book manager. We intend to repay in full our outstanding borrowings under the ABL Facility with the net proceeds from this offering. Accordingly, lenders under the ABL Facility which are or are affiliated with the underwriters will receive a portion of the net proceeds from this offering.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

              In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") no offer of notes may be made to the public in that Relevant Member State other than:

    A.
    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

    B.
    to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

    C.
    in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

              For the purpose of the above provisions, the expression "an offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

              This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the

DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

              The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

              This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

              Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debenture and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Japan

              The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

              The validity of the notes being offered by this prospectus supplement will be passed upon for us by Matt Haltom, our General Counsel, and by Alston & Bird LLP. Certain legal matters will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

              The consolidated financial statements of Sally Beauty Holdings, Inc. and subsidiaries as of September 30, 2012 and 2011 and for each of the three years in the period ended September 30, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

              The consolidated financial statements of Sally Holdings LLC and subsidiaries as of September 30, 2012 and 2011 and for each of the three years in the period ended September 30, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

              We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

              We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any of these reports, statements or other information at the Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public at the Commission's internet site at http://www.sec.gov. In addition, you can also inspect and copy our reports, proxy statements and other information at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

              We also make available, free of charge, through the investing portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the Commission. Our website address is http://www.sallybeautyholdings.com. Please note that our website address is provided in this prospectus supplement as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus and is therefore not incorporated by reference in this prospectus supplement.

 INCORPORATION BY REFERENCE

              The Commission's rules allow us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the Commission after the date of this prospectus supplement until this offering is completed will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

              We incorporate by reference into this prospectus supplement the following documents or information filed with the Commission (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules):

  •
  our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, including portions of our Proxy Statement on Schedule 14A for the 2013 annual meeting of our stockholders to the extent specifically incorporated by reference therein;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2012, March 31, 2013 and June 30, 2013;

  •
  our Current Reports on Form 8-K filed with the Commission on November 5, 2012, January 31, 2013, March 5, 2013 and August 1, 2013; and

  •
  all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement until the completion of this offering (except for information furnished to the Commission that is not deemed to be "filed" for purposes of the Exchange Act).

              We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement, excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. These documents are available on our website at http://www.sallybeautyholdings.com. The contents of our website are not part of this prospectus supplement or the accompanying prospectus. You can also request those documents from our Investor Relations Department at the following address:

3001 Colorado Boulevard
Denton, Texas 76210
(940) 297-3877

PROSPECTUS

SALLY BEAUTY HOLDINGS, INC.

Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase
Contracts and Units

SALLY HOLDINGS LLC
SALLY CAPITAL INC.

Debt Securities
Guarantees of Debt Securities

        From time to time, we or selling stockholders may offer to sell the following securities:

Sally Beauty Holdings, Inc.

        Sally Beauty Holdings, Inc. may offer and sell the following securities:

  •
  common stock;

  •
  preferred stock (which we may issue in one or more series);

  •
  debt securities (which we may issue in one or more series);

  •
  guarantees of debt securities;

  •
  warrants to purchase common stock, preferred stock or debt securities;

  •
  purchase contracts; or

  •
  units that include any of the above securities.

        The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities.

Sally Holdings LLC and Sally Capital Inc.

        Sally Holdings LLC and Sally Capital Inc. may offer and sell the following securities:

  •
  debt securities (which we may issue in one or more series); or

  •
  guarantees of debt securities.

Other Co-Registrants

        The Co-Registrants listed in the Table of Additional Registrants may offer and sell the following securities:

  •
  guarantees of debt securities issued by Sally Beauty Holdings, Inc., Sally Holdings LLC or Sally Capital Inc.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus that contains specific information about the offering and the terms of the securities.

        Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol "SBH." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in our securities involves risks. You should refer to the risk factors referenced on page 7 of this prospectus and carefully consider that information before buying our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 11, 2012.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. No person is authorized to give any information or represent anything not contained in this prospectus or any prospectus supplement. We are only offering the securities in places where sales of those securities are permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement or information incorporated by reference herein or therein, is current as of any date other than the date of such information. Our business, financial condition, results of operations and prospects may have changed since that date. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered. We urge you to read this prospectus, any accompanying prospectus supplement and other offering material together with additional information described under the heading "Incorporation of Certain Information By Reference."

        In this prospectus, we refer to common stock, preferred stock, debt securities, warrants, purchase contracts and units collectively as the "securities." The terms the "Company," "Sally Beauty," "our company," "we," "our," "ours" and "us" refer to Sally Beauty Holdings, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires, including that in the discussion of the capital stock and related matters, where these terms refer solely to Sally Beauty Holdings, Inc. and not to any of its subsidiaries. The term "Sally Holdings" refers to Sally Holdings LLC, and the term "Sally Capital" refers to Sally Capital Inc.

 AVAILABLE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any documents filed by us at the Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings with the Commission are also available to the public through the Commission's Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

        We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the Commission's public reference room in Washington, D.C., as well as through the Commission's Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The Commission's rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the Commission after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed with the Commission (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules):

  •
  our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, including portions of our Proxy Statement for the 2012 Annual Meeting of Stockholders to the extent specifically incorporated by reference therein;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2011 and March 31, 2012;

  •
  our Current Reports on Form 8-K filed with the Commission on October 18, 2011, November 3, 2011, November 9, 2011, December 19, 2011, December 21, 2011, January 27, 2012, February 10, 2012, February 14, 2012, and May 10, 2012;

  •
  Sally Holdings' Annual Report on Form 10-K for the fiscal year ended September 30, 2011;

  •
  Sally Holdings' Current Reports on Form 8-K filed with the Commission on November 3, 2011, November 9, 2011, November 16, 2011, and December 21, 2011;

  •
  the description of our common stock, set forth under the caption "Description of Sally Beauty Holdings, Inc. Capital Stock" in the Company's prospectus which forms a part of the Company's registration statement on Form S-4 filed with the Commission on August 2, 2006, as thereafter amended; and

  •
  all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before the termination of the applicable offering (except for information furnished to the Commission that is not deemed to be "filed" for purposes of the Exchange Act).

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus, excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. These documents are available on our website at http://www.sallybeautyholdings.com. You can also request those documents from our Investor Relations Department at the following address:

3001 Colorado Boulevard
Denton, Texas 76210
(940) 297-3877

        Except as expressly provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

 SPECIAL NOTE ON FORWARD LOOKING STATEMENTS AND RISK FACTORS

        Statements in this prospectus and in the documents incorporated by reference herein which are not purely historical facts or which depend upon future events may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "can," "could," "may," "should," "will," "would" or similar expressions may also identify such forward-looking statements.

        Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, risks and uncertainties related to:

  •
  the highly competitive nature of, and the increasing consolidation of, the beauty products distribution industry;

  •
  anticipating changes in consumer preferences and buying trends and managing our product lines and inventory;

  •
  potential fluctuation in our same store sales and quarterly financial performance;

  •
  our dependence upon manufacturers who may be unwilling or unable to continue to supply products to us;

  •
  the possibility of material interruptions in the supply of products by our manufacturers or third party distributors;

  •
  products sold by us being found to be defective in labeling or content;

  •
  compliance with laws and regulations or becoming subject to additional or more stringent laws and regulations;

  •
  product diversion to mass retailers or other unauthorized resellers;

  •
  the operational and financial performance of our Armstrong McCall, L.P. franchise-based business;

  •
  the success of our internet-based businesses;

  •
  successfully identifying acquisition candidates and successfully completing desirable acquisitions;

  •
  integrating businesses acquired in the future;

  •
  opening and operating new stores profitably;

  •
  the impact of the health of the economy upon our business;

  •
  the success of our cost control plans;

  •
  protecting our intellectual property rights, particularly our trademarks;

  •
  conducting business outside the United States;

  •
  disruption in our information technology systems;

  •
  severe weather, natural disasters or acts of violence or terrorism;

  •
  the preparedness of our accounting and other management systems to meet financial reporting and other requirements and the upgrade of our existing financial reporting system;

  •
  being a holding company, with no operations of our own, and depending on our subsidiaries for cash;

  •
  our substantial indebtedness;

  •
  the possibility that we may incur substantial additional debt in the future;

  •
  restrictions and limitations in the agreements and instruments governing our debt;

  •
  generating the significant amount of cash needed to service all of our debt and refinancing all or a portion of our indebtedness or obtaining additional financing;

  •
  changes in interest rates increasing the cost of servicing our debt or increasing our interest expense;

  •
  the potential impact on us if the financial institutions we deal with become impaired;

  •
  the costs and effects of litigation;

  •
  the representativeness of our historical consolidated financial information with respect to our future financial position, results of operations or cash flows;

  •
  the voting power of our largest stockholder discouraging third party acquisitions of us at a premium; and

  •
  the interests of our largest stockholder differing from the interests of other holders of our common stock.

        Additional factors that could cause actual events or results to differ materially from the events or results described in the forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, as filed with the Commission, and as updated in any future filings with the Commission. The events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. As a result, our actual results may differ materially from the results contemplated by these forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements. New information, future events or risks may cause the forward-looking events we discuss in this prospectus not to occur or to occur in a manner different from what we expect.

COMPANY SUMMARY

Our Company

        Sally Beauty Holdings, Inc. is an international specialty retailer and distributor of professional beauty supplies with operations primarily in North America, South America and Europe. Our two business units, Sally Beauty Supply and Beauty Systems Group, which we refer to as BSG, sell and distribute beauty products through 4,210 company-owned stores, 182 franchised stores and 1,113 professional distributor sales consultants. Sally Beauty Supply stores target retail consumers and salon professionals, while BSG exclusively targets salons and salon professionals. We have store locations in the United States (including Puerto Rico), Canada, the United Kingdom, Ireland, Belgium, France, Germany, the Netherlands, Spain, Chile and Mexico. We believe we are the largest distributor of professional beauty supplies in the U.S. based on store count. Within BSG, we also have one of the largest networks of professional distributor sales consultants in North America, with approximately 1,113 professional distributor sales consultants who sell directly to salons and salon professionals. We provide our customers with a wide variety of leading third-party branded and exclusive-label professional beauty supplies, including hair color products, hair care products, styling appliances, skin and nail care products and other beauty items. Our consolidated net sales and operating earnings were $3,269.1 million and $448.5 million, respectively, for the fiscal year ended September 30, 2011 and $1,754.1 million and $244.9 million, respectively, for the six months ended March 31, 2012.

        We believe Sally Beauty Supply is the largest open-line distributor of professional beauty supplies in the U.S. based on store count. As of March 31, 2012, Sally Beauty Supply operated 3,204 company-operated retail stores, 2,543 of which are located in the U.S., with the remaining 661 located in Canada, Puerto Rico, the United Kingdom, Ireland, Belgium, France, Germany, the Netherlands, Spain, Chile and Mexico. We also supply 24 franchised stores located outside the U.S. Our U.S. and Canadian stores average 1,700 square feet and are primarily located in strip shopping centers. Our Sally Beauty Supply stores carry an extensive selection of professional beauty supplies for both retail customers and salon professionals, with between 5,000 and 8,000 SKUs (primarily in the U.S. and Canada) of beauty products across product categories including hair color, hair care, skin and nail care, beauty sundries and electrical appliances. Sally Beauty Supply stores carry leading third-party brands such as Clairol®, Revlon® and Conair®, as well as a broad selection of exclusive-label merchandise. We believe that Sally Beauty Supply has differentiated itself from its competitors through its customer value proposition, attractive pricing, extensive selection of leading third-party branded and exclusive-label products, broad ethnic product selection, knowledgeable sales associates and convenient store locations. Sally Beauty Supply's net sales and segment operating profit were $2,012.4 million and $381.0 million, respectively, for the fiscal year ended September 30, 2011 and $1,090.3 million and $212.4 million, respectively, for the six months ended March 31, 2012.

        We believe BSG is the largest full-service distributor of professional beauty supplies in the U.S., exclusively targeting salons and salon professionals. As of March 31, 2012, BSG had 1,006 company-operated stores, supplied 158 franchised stores and had a sales force of approximately 1,113 professional distributor sales consultants in all states in the U.S. and in portions of Canada, Puerto Rico, Mexico and certain European countries. BSG carries leading professional beauty product brands intended for use in salons and for resale by salons to consumers. Through its large store base and sales force, BSG is able to access a significant portion of the highly fragmented U.S. professional beauty sales channel. BSG stores, which primarily operate under the CosmoProf banner, average approximately 2,700 square feet and are primarily located in secondary strip shopping centers. BSG stores provide a comprehensive selection of between 5,000 and 10,000 beauty product SKUs that include hair color and care, skin and nail care, beauty sundries and electrical appliances. Certain BSG products are sold under exclusive distribution agreements with suppliers, whereby BSG is designated as the sole distributor for a product line within certain geographic territories. BSG's net sales and segment operating profit were $1,256.7 million and $164.7 million, respectively, for the fiscal year ended

September 30, 2011 and $663.8 million and $88.9 million, respectively, for the six months ended March 31, 2012.

Our History

        Sally Beauty Supply began operations with a single store in New Orleans in 1964 and was acquired in 1969 by our former parent company, Alberto-Culver Company, which we refer to as Alberto-Culver. BSG became a subsidiary of Alberto-Culver in 1995. In November 2006, we separated from Alberto-Culver and became an independent company listed on the New York Stock Exchange. We refer to our separation from Alberto-Culver and its consumer products-focused business as the Separation Transactions. Sally Beauty Holdings, Inc. is a Delaware corporation formed in June 2006 and became the accounting successor company to Sally Holdings, Inc. upon the completion of the Separation Transactions.

        In connection with the Separation Transactions, CDRS Acquisition LLC, or CDRS, and CD&R Parallel Fund VII, L.P., which we refer to as Parallel Fund and, together with CDRS, as the CDR Investors, invested an aggregate of $575.0 million in cash equity. The CDR Investors currently own approximately 12.9% of the outstanding shares of our common stock. CDRS is a Delaware limited liability company organized by Clayton, Dubilier & Rice Fund VII, L.P., a private investment fund managed by Clayton, Dubilier & Rice, LLC.

RISK FACTORS

        Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" included in our Annual Report on Form 10-K for the year ended September 30, 2011, which is incorporated by reference in this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated. For the purpose of calculating the consolidated ratio of earnings to fixed charges, "earnings" represents pre-tax income plus amortization of capitalized interest and fixed charges, and less interest capitalized. "Fixed charges" consists of interest expense, whether expensed or capitalized, amortization of debt financing costs, and one-third of lease expense. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

						Six Months Ended March 31, 2012
	Year Ended September 30,
	2007	2008	2009	2010	2011
Ratio of Earnings to Fixed Charges (unaudited)(1)	1.42x	1.58x	1.88x	2.32x	2.90x	3.31x

(1)
Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preference dividends is not different from the ratio of earnings to fixed charges.

USE OF PROCEEDS

        We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

        We will not receive any proceeds from the resale of shares of common stock by selling stockholders under this prospectus or any supplement to it.

 DESCRIPTION OF SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of our common stock, preferred stock, debt securities, warrants, purchase contracts and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement and other offering material.

DESCRIPTION OF CAPITAL STOCK

Overview

        The following is a description of Sally Beauty Holdings, Inc.'s second amended and restated certificate of incorporation ("Certificate of Incorporation") and third amended and restated by-laws ("By-Laws"). The following descriptions of our capital stock and provisions of the Certificate of Incorporation and By-Laws are summaries of their material terms and provisions and are qualified by reference to the Certificate of Incorporation and By-Laws. The descriptions do not purport to be complete statements of the provisions of the Certificate of Incorporation and By-Laws. You must read those documents for complete information on the terms of our capital stock.

Authorized Capital Stock

        Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share and 50,000,000 shares of preferred stock, par value $0.01 per share. On March 31, 2012, 187,024,488 shares of our common stock were outstanding and no shares of our preferred stock were outstanding.

Common Stock

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are not entitled to cumulative voting rights.

        Holders of our common stock are entitled to receive any dividends that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of liquidation, dissolution or winding up, holders of our common stock are entitled to receive proportionately any of the assets remaining after the payment of liabilities and subject to the prior rights of any of our outstanding preferred stock.

        The holders of our common stock do not have preemptive rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of shares of any of our outstanding preferred stock.

        Our common stock is listed on the New York Stock Exchange under the symbol "SBH."

        Computershare Trust Company, N.A. serves as the transfer agent and registrar for our common stock.

Preferred Stock

        Our Certificate of Incorporation provides that our board of directors has the authority, without further vote or action by our stockholders, to issue up to 50,000,000 shares of our preferred stock in one or more series and to fix the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of any such class or series.

        The issuance of shares of our preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to satisfy certain regulatory requirements or to discourage an unsolicited acquisition proposal. See "Certain Anti-Takeover Provisions of Sally Beauty Holdings, Inc. Amended and Restated Certificate of Incorporation and By-Laws and Delaware Law." In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

Certain Anti-Takeover Provisions of Sally Beauty Holdings, Inc. Amended and Restated Certificate of Incorporation and By-Laws and Delaware Law

        A number of provisions in our Certificate of Incorporation and By-Laws and under the Delaware General Corporate Law ("DGCL") may make it more difficult to acquire control of us. These provisions may have the effect of discouraging a future takeover attempt not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, our stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:

  •
  enhance the likelihood of continuity and stability in the composition of our board of directors;

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  discourage some types of transactions that may involve an actual or threatened change in control of us;

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  discourage certain tactics that may be used in proxy fights;

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  ensure that our board of directors will have sufficient time to act in what our board of directors believes to be in the best interests of us and stockholders; and

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  encourage persons seeking to acquire control of us to consult first with our board of directors to negotiate the terms of any proposed business combination or offer.

Classified Board of Directors

        Our Certificate of Incorporation provides that our board of directors is divided into three classes of even number or nearly even number, with each class elected for staggered three-year terms expiring in successive years. This structure of electing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the staggered terms, together with the removal and vacancy provisions of our Certificate of Incorporation discussed below, would make it more difficult for a potential acquirer to gain control of our board of directors.

        Pursuant to the stockholders agreement entered into by us, the CDR Investors and certain other stockholders, which we refer to as the Stockholders Agreement, and the By-Laws, following the 2007 annual meeting of stockholders and for no more than 10 years after the closing date of the Separation Transactions, the CDR Investors will have the right to designate for nomination as follows:

Ownership Percentage	Number of Investor Designees
45% or greater	six individuals
less than 45% but equal to or greater than 35%	four individuals
less than 35% but equal to or greater than 25%	three individuals
less than 25% but equal to or greater than 15%	two individuals
less than 15% but equal to or greater than 5%	one individual

Filling Vacancies; Removal

        Our Certificate of Incorporation provides that our directors may be removed only for cause at a meeting of our stockholders by a majority of shares then entitled to vote. Vacancies in our board of directors may be filled only by a majority of the remaining directors, provided that until the earlier of the tenth anniversary of the closing date of the Separation Transactions and the termination of the Stockholders Agreement, the designees of the CDR Investors will have the right to designate for nomination or appointment to our board of directors the individual to replace any designee of the CDR Investors upon his retirement, disqualification or removal (other than removal for cause) so long as CDR Investors have the right to designate such a member of our board of directors under the ownership percentages described above.

        Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred (including a vacancy created by increasing the size of our board of directors) and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Our By-Laws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of our board of directors.

        As discussed above, these provisions, in combination with the classified board of directors, have the effect of making it difficult for a potential acquirer to gain control of our board of directors.

No Stockholder Action by Written Consent; Special Meetings

        Our Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a meeting and vote by stockholders. Further, our By-Laws provide that special meetings may be called only by our chairman of the board of directors, chief executive officer or president. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by an officer at the request of the board of directors or our chairman of the board of directors, chief executive officer or president.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Sally Beauty Holdings, Inc. Stockholders

        Our By-Laws provide for advance notice requirements for stockholder proposals and nominations for director. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.

        These provisions make it more difficult procedurally for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting and, therefore, may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

Section 203 of the DGCL

        Section 203 of the DGCL provides that, subject to the exceptions specified in that section, a corporation may not engage in any business combination with any interested stockholder for a three-year period following the time that such stockholder becomes an interested stockholder unless:

  •
  prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

  •
  subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Except as specified in Section 203 of the DGCL, an "interested stockholder" is defined to include:

  •
  any person that is the owner of 15 percent or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15 percent or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; and

  •
  the affiliates and associates of any person described in the preceding clause.

        Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. It is anticipated that the provisions of Section 203 may encourage persons interested in acquiring us to negotiate in advance with our board of directors, since those persons could avoid the stockholder approval requirement if a majority of the directors then in office approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder.

DESCRIPTION OF THE DEBT SECURITIES

General

        The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities and other offering materials we may provide.

        Debt securities may be issued by Sally Beauty, Sally Holdings and/or Sally Capital. When describing any debt securities, references to "we", "us", "our" and the Company refers to the issuer(s) of those debt securities.

        The debt securities will be issued under an Indenture between us and a trustee to be entered into at or before the time of such offering. We refer to the form of Indenture, as may be supplemented from time to time, as the "Indenture."

        We have summarized below the material provisions of the Indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

        The debt securities will be our direct general obligations and may be secured or unsecured. We may issue senior or subordinated debt securities, as specified in the prospectus supplement relating to that issuance of debt securities.

        The Indenture does not limit the amount of debt securities that we may issue. The Indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue.

        We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will effectively have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the company from such distribution) is junior to creditors of that subsidiary.

        We may issue debt securities from time to time in one or more series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of units issued by us. All references in this prospectus, or any prospectus supplement to other amounts will include premium, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities.

        Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

        The prospectus supplement and other offering materials we may provide relating to the particular series of debt securities being offered will specify the particular terms of, and other information relating to, those debt securities, including whether the debt securities will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the Indenture.

        Some of the debt securities may be issued as original issue discount debt securities (the "Original Issue Discount Securities"). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

        In the case of debt securities issued by Sally Beauty, the Indenture may contain provisions with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or Sally Beauty, as the case may be, for or into new securities of a different series, Sally Beauty's common stock or other securities.

        Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement and other offering material we may provide. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture.

        Holders may transfer debt securities in definitive bearer form by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Legal Ownership and Book-Entry Issuance" below.

        We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Guarantees

        The payment obligations of Sally Beauty under any series of debt securities may be guaranteed by one or more of Sally Beauty's direct or indirect subsidiaries, including Sally Holdings, Sally Capital or by other persons. The payment obligations of Sally Holdings and Sally Capital under any series of debt security may be guaranteed fully and unconditionally by Sally Beauty, and may be guaranteed by one or more of Sally Beauty's other direct or indirect subsidiaries or by other persons. If a series of debt securities is so guaranteed, the guarantors will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee.

        The obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

Events of Default

        Unless otherwise provided in the applicable prospectus supplement for a series of debt securities, the following are events of default under the Indenture with respect to any series of debt securities:

  •
  failure to pay any installment of interest on such series of debt securities when due, continued for 30 days;

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  failure to pay principal of, or premium, if any, on such series of debt securities when due;

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  failure to deposit any sinking fund payment with respect to such series of debt securities when due, continued for 30 days;

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  failure to observe or perform any other covenant or agreement in such series of debt securities or the Indenture, continued for 60 days after receipt by the Company of notice of such failure specifying such failure and requiring the same to be remedied from the trustee or holders of at least 25% of the principal amount of such series of debt securities outstanding;

  •
  certain events of bankruptcy, insolvency or reorganization of the Company; and

  •
  any other event of default we may provide for that series of debt securities.

        If an event of default with respect to the outstanding debt securities of a particular series occurs and continues, either the trustee or the holders of at least 25% in aggregate principal amount of such series of outstanding debt securities may declare the principal amount of such series of debt securities to be due and payable immediately; provided that, in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount, or portion thereof will automatically become due and payable without any action by the trustee or any holder. However, at any time after an acceleration with respect to the debt securities of a particular series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see "Modification and Waiver" below.

        If the principal or any premium or interest on any debt security is payable in a currency other than U.S. dollars and such currency is not available to the Company for making payment due to the imposition of exchange controls or other circumstances beyond the Company's control, the Company is entitled to satisfy its obligations to holders of such debt securities by making such payment in U.S. dollars in an amount equal to the U.S. dollar equivalent of the amount payable in such other currency, as determined by the trustee as provided in the Indenture. Any payment made under such circumstances in U.S. Dollars where the required payment is in a currency other than U.S. Dollars will not constitute an event of default under the Indenture.

        Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the trustee security or indemnity reasonably satisfactory to the trustee. Subject to such indemnification and certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

        Other than with respect to a lawsuit for the payment of principal, premium, if any, and interest on any series of debt securities when due, the Indenture provides that no holder of such series of debt securities may institute any action against the Company under the Indenture without first complying with the conditions set forth in the Indenture.

        The Company will furnish to the trustee an annual statement as to the Company's performance of certain of its obligations under the Indenture and as to any default in such performance.

        The provisions set forth in the prior five paragraphs may be revised or superseded by additional or replacement provisions described in an applicable prospectus supplement for a series of debt securities.

Modification and Waiver

        Unless otherwise provided in the applicable prospectus supplement for a series of debt securities, modifications and amendments of the Indenture with respect to any series of debt securities outstanding may be made by the Company and the trustee with the consent of holders of a majority in aggregate principal amount of such series, except that no such modification or amendment may, without the consent of the holder of each outstanding debt security of the applicable series affected thereby:

  •
  to evidence the succession of another person to us or to a guarantor, if any, and the assumption by such successor of our or the guarantor's obligations under the Indenture and the debt securities of any series;

  •
  to add to our covenants or those of any guarantor, if any, or to surrender any of our rights or powers or those of any guarantor for the benefit of the holders of debt securities of any or all series issued under the Indenture;

  •
  extend the stated maturity date of the principal of, or any installment of principal of or interest on, any such debt security, or reduce the principal amount of or the rate (or extend the time for payment) of interest on, or any premium payable upon the redemption of, any such debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity thereof;

  •
  change the place or currency of payment of principal of, or premium, if any, or interest on, any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on, or with respect to, any such debt security;

  •
  reduce the percentage in aggregate principal amount of such series of outstanding debt securities, the consent of the holders of which is required for any amendment, supplemental indenture or waiver provided for in the Indenture;

  •
  modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of the series affected thereby;

  •
  cause any such debt security to become subordinate in right of payment to any other debt, except to the extent provided in the terms of such security; or

  •
  if such debt security provides that the holder may require us to repurchase or convert such debt security, impair such holder's right to require repurchase or conversion of such debt security on the terms provided therein.

        Unless otherwise provided in the applicable prospectus supplement for a series of debt securities, the Company and the trustee may also modify and amend the Indenture without the consent of any holder of debt securities in limited circumstances, such as clarifications and changes that would not adversely affect the holders.

        The holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive the Company's compliance with certain restrictive provisions of the Indenture or such series of debt securities. Unless otherwise provided in the applicable prospectus supplement for a series of debt securities, the holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive any past default under the Indenture, except a default in the payment of the principal of, or premium, if any, or interest on, such debt securities or in respect of any provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected thereby.

Legal Defeasance and Covenant Defeasance

        The following provisions related to Legal Defeasance and Covenant Defeasance, as such terms are defined below, will apply unless otherwise provided in an applicable prospectus supplement for a series of debt securities.

        The Indenture provides that the Company may, at its option, elect to discharge its obligations with respect to any series of debt securities ("Legal Defeasance"). If Legal Defeasance occurs, the Company will be deemed to have paid and discharged all amounts owed under the applicable series of debt securities, and the Indenture will cease to be of further effect as to such series of debt securities, except that:

  •
  holders will be entitled to receive timely payments for the principal of, premium, if any, and interest on, such series of debt securities, from the funds deposited for that purpose (as explained below);

  •
  the Company's obligations will continue with respect to the issuance of temporary debt securities, the registration of debt securities, and the replacement of mutilated, destroyed, lost or stolen debt securities of the applicable series;

  •
  the trustee will retain its rights, powers, trusts, duties, and immunities, and the Company will retain its obligations in connection therewith; and

  •
  other Legal Defeasance provisions of the Indenture will remain in effect.

        In addition, the Company may, at its option and at any time, elect to cause the release of its obligations with respect to most of the covenants in the Indenture ("Covenant Defeasance") with respect to any series of debt securities. If Covenant Defeasance occurs, certain events (not including non-payment events and bankruptcy, insolvency and reorganization events) relating to the Company described under "Events of Default" will no longer constitute events of default with respect to such series of debt securities. The Company may exercise Legal Defeasance regardless of whether it previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance (each, a "Defeasance") with respect to any series of debt securities:

          (1)   the Company must irrevocably deposit with the trustee, in trust, for the benefit of holders of the debt securities of such series, U.S. legal tender, U.S. government securities, a combination thereof or other obligations as may be provided with respect to such series of debt securities, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the applicable series of debt securities on the stated date for payment or any redemption date thereof, and the trustee must have, for benefit of holders of such debt securities, a valid, perfected, exclusive security interest in the trust;

          (2)   in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

    •
    the Company has received from, or there has been published by, the Internal Revenue Service, a ruling; or

    •
    since the date of the Indenture, there has been a change in the applicable federal income tax law;

  in either case to the effect that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Company must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

          (4)   no default or event of default may have occurred and be continuing under the Indenture on the date of the deposit with respect to such series of debt securities; in addition, no event of default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter;

          (5)   the Defeasance may not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound;

          (6)   the Company must deliver to the trustee an officers' certificate stating that the deposit was not made by the Company with the intent to hinder, delay or defraud any other of its creditors; and

          (7)   the Company must deliver to the trustee an officers' certificate confirming the satisfaction of conditions in clauses (1) through (6) above, and an opinion of counsel confirming the satisfaction of the conditions in clauses (1) (with respect to the validity and perfection of the security interest), (2), (3) and (5) above.

        The Defeasance will be effective on the earlier of (i) the 91st day after the deposit, and (ii) the day on which all the conditions above have been satisfied.

        If the amount deposited with the trustee to effect a Covenant Defeasance is insufficient to pay the principal of, premium, if any, and interest on, the applicable series of debt securities when due, then the Company's obligations under the Indenture and such series of debt securities will be revived, and such Defeasance will be deemed not to have occurred.

Restrictive Covenants

        We will describe restrictive covenants for any series of debt securities in the applicable prospectus supplement and other offering materials relating to such series of debt securities.

Consolidation, Merger, Conveyance, Transfer or Lease

        Unless otherwise provided in the applicable prospectus supplement for a series of debt securities, the Company may not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any entity, unless:

  •
  the Company is the surviving entity or, if not, the successor entity formed by such consolidation or into which the Company is merged or which acquires or leases the Company's assets is organized and existing under the laws of any U.S. jurisdiction and expressly assumes the Company's obligations with respect to the debt securities and under the Indenture;

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  no default or event of default exists or will occur immediately after giving effect to the transaction; and

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  the Company has delivered to the trustee the certificates and opinions required under the Indenture.

Form, Exchange and Transfer

        The Company will issue the debt securities only in fully registered form, without interest coupons. Unless provided otherwise in the prospectus supplement and the other offering materials relating to a particular series of debt securities, the debt securities will be issued in minimum denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of debt securities, but the Company may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith. If any series of the debt securities are to be redeemed in part, the Company will not be required to issue, register the transfer of or exchange such series of the debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing or to register the transfer of or exchange any debt securities so selected for redemption in part, except the unredeemed portion of any debt securities being redeemed in part.

        The Company will cause to be kept at the office of the registrar a register in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration of the debt securities and registration of transfers of the debt securities. The Company initially will appoint the trustee at its corporate trust office as paying agent and registrar for the debt securities. The Company may vary or terminate the appointment of any paying agent or registrar, or appoint additional or other such agents or approve any change in the office through which any such agent acts. The Company will cause notice of any resignation, termination or appointment of the trustee or any paying agent or registrar, and of any change in the office through which any such agent will act, to be provided to holders of the debt securities.

The Trustee

        All payments of principal on, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities will be effected by the trustee or its agent at an office designated by the trustee at its corporate trust office.

        The Indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an event of default under the Indenture, the trustee will exercise such rights and powers vested in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity reasonably satisfactory to the trustee.

        The Indenture and provisions of the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act, contain limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with the Company or any of its affiliates. If the trustee acquires any conflicting interest, it must eliminate such conflict or resign.

        Affiliates of the trustee may serve as agents and lenders under our credit facilities or engage in other transactions with us from time to time

Governing Law

        New York law governs the Indenture and will govern the debt securities.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common stock or preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants, if any, under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

        The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering, including, among others, the aggregate number of warrants offered, the exercise price of the warrants, the dates or periods during which the warrants are exercisable and any other specific terms of the warrants.

        The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the Commission if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see "Incorporation of Certain Information By Reference." We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS OR UNITS

        We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of common stock and/or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock and/or preferred stock. The price per share and the number of shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) stock purchase contracts and (b) warrants. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or require the holders of the stock purchase units to make periodic payments to us. These payments may be secured or unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

        The description in the applicable prospectus supplement and other offering material of any stock purchase contracts or stock purchase units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract agreement, which will be filed with the Commission if we offer stock purchase contracts or stock purchase units. For more information on how you can obtain copies of the applicable purchase contract agreement if we offer stock purchase contracts or stock purchase units, see "Incorporation of Certain Information By Reference." We urge you to read the applicable purchase contract agreement and any applicable prospectus supplement in their entirety.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called "participants." Such accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if we directly offer and sell the securities. Ownership of global securities will be limited to the depository's participants or persons that may hold interests through such participants. Ownership of global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to ownership interests of participants) and records of the participants (with respect to ownership interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of global securities will not:

  •
  be entitled to have any of the individual securities of the series represented by such global security registered in their names;

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  receive or be entitled to receive physical delivery of any such securities in definitive form; and

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  be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such ownership interests.

        We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of global securities for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

        The information in this section concerning the depository and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

SELLING STOCKHOLDERS

        We may register securities covered by this prospectus for re-offers and resales by any selling stockholders named in a prospectus supplement. We are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, which allows us to add secondary sales of shares of our common stock by any selling stockholders by filing a prospectus supplement with the Commission. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. Selling stockholders may resell all, a portion or none of their shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. We will provide you with a prospectus supplement naming the selling stockholder(s), the amount of securities to be registered and sold and any other terms of the securities being sold by the selling stockholder(s).

PLAN OF DISTRIBUTION

        We or the selling stockholders may offer and sell the securities in any one or more of the following ways:

  •
  to or through underwriters, brokers or dealers;

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  directly to one or more other purchasers;

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  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through agents on a best-efforts basis; or

  •
  otherwise through a combination of any of the above methods of sale.

        In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities.

        Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Shares of common stock may also be exchanged for satisfaction of the selling stockholders' obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

        Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

  •
  the purchase price of the securities and the proceeds we will receive from the sale of the securities;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

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  any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

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  any commissions allowed or paid to agents;

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  any other offering expenses;

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  any securities exchanges on which the securities may be listed;

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  the method of distribution of the securities;

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  the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

  •
  any other information we think is important.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        Such sales may be effected:

  •
  in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in transactions in the over-the-counter market;

  •
  in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

  •
  through the writing of options; or

  •
  through other types of transactions.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

        If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. In all cases, these purchasers must be approved by us. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

        Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

        Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

        The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

        If five percent or more of the net proceeds of any offering of securities made under this prospectus will be received by members of the Financial Industry Regulatory Authority, which we refer to in this prospectus as "FINRA," participating in the offering or by affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5121.

        The maximum aggregate commission or discount to be received by any member of FINRA or independent broker dealer will not be greater than 8% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement.

        To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

        Alston & Bird LLP will pass upon the validity of any securities we offer by this prospectus and any prospectus supplement. If the validity of any securities is also passed upon by counsel for underwriters participating in an offering of securities offered by this prospectus and any prospectus supplement, the underwriters' counsel will be named in the applicable prospectus supplement.

 EXPERTS

        The consolidated financial statements of Sally Beauty Holdings, Inc. and subsidiaries as of September 30, 2011 and 2010 and for each of the three years in the period ended September 30, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Sally Holdings LLC and subsidiaries at September 30, 2011 and 2010 and for each of the three years in the period ended September 30, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$200,000,000

Sally Holdings LLC
Sally Capital Inc.

5.50% Senior Notes due 2023

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch

J.P. Morgan

Wells Fargo Securities

Credit Suisse

Deutsche Bank Securities

Goldman, Sachs & Co.

RBC Capital Markets

October 24, 2013